UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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ICF INTERNATIONAL, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020

Date:	Time:	Place:
May 28, 2020	8:00 a.m. ET	Virtual Meeting: Online via live webcast www.virtualshareholdermeeting.com/ICFI2020

AGENDA:

●	To elect two (2) directors for a term expiring in 2023 (Proposal 1);

●	To amend the ICF 2018 Omnibus Incentive Plan to increase the number of shares available for issuance by 415,000 (Proposal 2);

●

To vote, on an advisory basis, on ICF International, Inc.’s (“ICF International” “we”, “ICF” or “our”) overall pay-for-performance named executive officer compensation program as disclosed in the Proxy Statement (Proposal 3);

●	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal 4); and

●	To transact any other business that is properly brought before the meeting or any adjournment or postponement.

Pursuant to the Delaware General Corporation Law and ICF International’s Amended and Restated Bylaws, stockholders of record at the close of business on March 31, 2020 are entitled to notice of, and to vote at, the 2020 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting, the Proxy Statement, and form of proxy or voting instruction form are being distributed and made available on or about April 17, 2020.

Due to public health concerns regarding the novel coronavirus (“COVID-19”), the Annual Meeting will be a completely “virtual meeting” of stockholders. You will not be able to attend the Annual Meeting physically. Instead, you will be able to attend the Annual Meeting, as well as vote and submit your questions, during the live webcast by visiting www.virtualshareholdermeeting.com/ICFI2020 and entering the 16-digit control number included on your proxy card. Further details regarding the virtual meeting format can be found in the “Voting and Meeting” section of the Proxy Statement.

We are pleased to utilize the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials to stockholders over the Internet. We believe that this allows us to provide you with all the information that you need while lowering the costs of delivery, as well as reducing the environmental impact of our Annual Meeting. As a result, we are mailing to many of our stockholders a notice, instead of a paper copy, of our Proxy Statement and 2019 Annual Report. This notice contains instructions on how to access those documents over the Internet. We direct your attention to the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2019 Annual Report and a form of proxy or voting instruction form. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

It is important that your shares of ICF International common stock be represented at the Annual Meeting in order to help ensure the presence of a quorum. Even if you plan to attend the Annual Meeting electronically via live webcast, please vote your shares of ICF International common stock by mailing your completed proxy or voting instruction form, or voting electronically or telephonically, as doing so will ensure your representation at the Annual Meeting regardless of whether you attend electronically via live webcast. Thank you for your cooperation and continued support of ICF International.

Sudhakar Kesavan Executive Chair

CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate in our virtual Annual Meeting as a stockholder. It is very important that you vote to play a part in the future of our company. You do not need to attend the virtual Annual Meeting to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker, bank or nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for 2020), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the stockholder meeting.

Even if you plan to attend our Annual Meeting electronically via live webcast, please read the Proxy Statement with care and vote right away using any of the following methods. In all cases, have your notice, proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Registered Owners dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

Participating in the Annual Meeting

A summary of the information you need to participate in the Annual Meeting online is provided below:

1.	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ICFI2020.
2.	Webcast start at 8:00 a.m. Eastern Time.
3.	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.
4.	Please have your 16-digit control number to participate in the Annual Meeting.
5.	Information on how to participate via the Internet is posted as www.virtualshareholdermeeting.com/ICFI2020.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the 2020 annual meeting of stockholders (the “Annual Meeting”), we call your attention to the following information about ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) 2019 financial performance, key executive compensation actions and decisions, and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on February 28, 2020 (the “2019 Form 10-K”), and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect two (2) directors to the Board of Directors (the “Board”) of the Company to serve for a term expiring at our annual meeting in 2023	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.

PROPOSAL 2	Approve the amendment to the Company’s 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) to increase the number of shares available for issuance by 415,000	Page 12	FOR	Majority of the votes entitled to be cast for this proposal.

PROPOSAL 3	Provide an advisory vote on ICF International’s overall pay-for-performance named executive officer compensation program	Page 19	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

PROPOSAL 4	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2020	Page 20	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

About ICF International

ICF provides professional services and technology-based solutions to government and commercial clients, including management, marketing, technology, and policy consulting and implementation services. We help our clients conceive, develop, implement, and improve solutions that address complex business, natural resource, social, technological, and public safety issues. Our more than 7,000 total employees serve clients from more than 90 offices worldwide. ICF’s website is www.icf.com.

As of December 31, 2019, ICF had total annual revenue of $1.48 billion, total consolidated assets of approximately $1.40 billion and total consolidated stockholders’ equity of approximately $714.6 million.

ICF International is a Delaware corporation and our principal executive offices are located at 9300 Lee Highway, Fairfax, Virginia 22031.

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2019 Business Highlights

Financial Performance. All financial numbers referenced below were previously reported in the 2019 Form 10-K.

Total revenue increased 10.5%, from $1.34 billion in 2018 to $1.48 billion in 2019:	Net income was up 12.3%, from $61.4 million in 2018 to $68.9 million in 2019:

Operating income was up 9.9%, from $92.3 million in 2018 to $101.4 million in 2019:	Diluted earnings per share (“EPS”) was up 12.9%, from $3.18 in 2018 to $3.59 in 2019:

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Non-GAAP EPS increased 11.3%, from $3.73 in 2018 to $4.15 in 2019. Non-GAAP EPS represents diluted EPS excluding the impact of certain items such as special charges and acquisition expenses that are not indicative of the performance of our ongoing operations, and the impact of amortization of intangible assets related to acquisitions. Non-GAAP EPS differs from other similar non-GAAP EPS measures for annual incentive plans (see Annex A) and performance shares (see Annex B). For a further discussion of, and a reconciliation of diluted EPS to non-GAAP EPS, please see pages 45 and 46, “NON-GAAP MEASURES – Non-GAAP Diluted Earnings per Share” in Item 7 of Part II, Management’s Discussion and Analysis of Financial Condition and Results of Operations section, of the 2019 Form 10-K.

Compensation Highlights

The Compensation Committee (the “Compensation Committee”) of the Board approved the following actions during fiscal year 2019 and at the beginning of fiscal year 2020 to maintain the pay-for-performance nature of our executive compensation program:

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay”) which, in 2019, garnered the support of 95.15% of the votes cast in favor of the program. The Say on Pay vote at the Annual Meeting (Proposal 3) will be the tenth consecutive annual Say on Pay vote by stockholders.

●

Continued utilizing performance-based share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards where executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and, therefore, align executives’ interests with the interests of long-term stockholders.

●

The Compensation Committee conducted an annual review to ensure compliance with stock ownership guidelines. As of March 31, 2020, each of our named executive officers (“NEOs”) met the stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period.

●

Continued the performance focus in the Company’s annual bonus program rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

●	Continued annual review of NEO compensation against best practices and market data.

●

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group data and other market data from nationwide salary surveys are used to provide a relevant basis for determining executive pay levels.

●	Effective in February 2020, the Compensation Committee strengthened our “clawback” rights in the context of new severance arrangements for NEOs James Morgan, Bettina Welsh and Sergio Ostria.

●

Effective in April 2020, adopted an updated and more comprehensive Hedging and Pledging Transactions Policy that establishes a complete restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts.

For additional information on compensation related matters, see the Compensation Discussion & Analysis (the “CD&A”) section of this Proxy Statement, beginning on Page 38.

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2019 Executive Total Compensation Mix

Under our executive compensation program, a significant portion (78.9%, 72.5% and 62.9%), respectively, of the Executive Chair’s, the President and Chief Executive Officer’s (“CEO’s”) and other continuing NEOs’ annual total compensation opportunity is variable, based on our operating performance and/or our stock price.

Short-Term Incentives Long-Term Incentives Base Salary

SOURCES OF TARGET TOTAL COMPENSATION: SHORT-TERM vs. LONG-TERM INCENTIVE

(Numbers have been rounded)

Response to Advisory Vote

Approximately 95.15% of the votes cast at the 2019 annual meeting of stockholders were in support of our overall pay-for-performance NEO compensation program. Consistent with our strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our senior executives and our stockholders.

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Corporate Governance Highlights

ICF has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders. The Board’s Governance and Nominating Committee (the “Governance and Nominating Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

Board Leadership Structure

Our Board leadership structure currently consists of an Executive Chair and a President and Chief Executive Officer, both members of management, a Lead Independent Director, and independent committee chairs. The Board believes that ICF has been well served by having an executive serve as the chairman of the Board, complemented by a strong and effective Lead Independent Director, and that the current structure is in the best interests of the Company and its stockholders.

Lead Independent Director

Ms. Eileen O’Shea Auen was re-elected to serve as ICF’s Lead Independent Director as of May 30, 2019. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

●	Chairing any meeting of the independent directors in executive session;

●	Facilitating communications between other members of the Board, the Executive Chair, and the CEO; however, each director is free to communicate directly with the Executive Chair and the CEO;

●	Working with the Executive Chair and the CEO in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consulting with the Executive Chair and the CEO on matters relating to corporate governance and Board performance;

●

Leading the deliberation and action by the Board or a Board committee regarding any offer, proposal or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, overseeing and participating in the annual board evaluation and succession planning process;

●	Participating in the Compensation Committee’s annual performance evaluation of, and succession planning for, the Executive Chair and the CEO; and

●	Meeting with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All members of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the Governance and Nominating Committee are independent and each committee has the ability to hire and terminate its own outside advisors.

Board Risk Oversight

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company. Management conducts regular enterprise risk assessments that include feedback from the Board, to ascertain and define the most significant risks facing the Company. After assessments are complete, management reports regularly to the Board and Board committees on the status and completion of actions associated with the most significant risks.

We have also established a Code of Business Ethics and Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards, and our overall risk and compliance programs are components of mitigating the risks associated with the operation of our business.

Continuing Education

ICF’s Corporate Governance Guidelines encourage all directors to receive continuing education in areas that will assist them in discharging their duties.

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Stock Ownership and Holding Period Requirements

The Board believes that designated executives of the Company should have a financial stake in ICF so that their interests are aligned with those of the stockholders, which will cause them to more effectively represent ICF’s stockholders. The 2018 Executive Stock Ownership Policy, as amended, requires executives to own ICF common stock in a value equal to, or in excess of the multiple of their annual base salary as shown below:

●	Executive Chair	5x
●	CEO:	5x
●	Other NEOs:	2x
●	Other designated executives:	1x

For designated executives (including NEOs) as of January 1, 2015, ownership levels are to be achieved within five (5) years of that date. For executives appointed after such date, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that year.

The Board also believes that its members should share stockholders’ focus on the Company’s long-term value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee directors of the Company be expected to own shares of Company common stock valued at five (5) times such director’s annual cash meeting retainer, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $300,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board.

As of March 31, 2020, each of our NEOs and non-employee directors either met the above stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period assuming that, for the NEOs, their PSAs are paid at target.

Anti-Hedging and Anti-Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Policy on Insider Information specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). Each of the NEOs and directors complied with the Policy on Insider Information during fiscal year 2019.

Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. In April of 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy, which is applicable to our Directors, Section 16 reporting officers, and other designated officers of the Company. The new policy establishes a complete restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts.

Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind-down and conclude any legacy arrangements. One Director has legacy pledging arrangements established in compliance with the prior policies of the Company that encompass less than 20% of his holdings in securities of the Company. As of the effective date of the Company’s new policy, the Board determined that the prior arrangement, which was established consistent with prior Company policy, did not create a potential impropriety or conflict.

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Good Governance Practices

✔	As of the end of 2019, the Board was 75% independent, 25% female, 25% minority and included a female Lead Independent Director.
✔	The Board reflects a range of talents, ages, skills, diversity, and expertise.
✔	Each director attended over 75% of applicable Board/committee meetings in 2019.
✔	The Board has three (3) independent standing committees, each operating under a written charter, chaired by an independent director, and composed entirely of independent directors: Audit, Compensation, and Governance and Nominating.
✔	The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership.
✔	The Board conducts an annual evaluation of the Executive Chair and the President and CEO.
✔	ICF has stock ownership guidelines for directors and executive officers. We have improved policies restricting hedging and short sales of ICF International equity securities by directors and executive officers. Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. Effective April 2020, short sales and other hedging transactions, pledging and establishment of margin accounts are now fully restricted.
✔	The Board reviews management talent and succession planning annually.
✔	No stockholder rights plan or "poison pill" has been adopted.
✔	The Compensation Committee, in conjunction with an independent compensation consultant, routinely reviews our pay-for-performance executive compensation program.
✔	Neither the Board nor management has engaged in related party transactions.
✔	The severance agreements with the NEOs have a "double trigger" in connection with any severance benefits payable following a change of control.
✔	The Compensation Committee has strengthened our “clawback” rights in the context of new severance arrangements for NEOs James Morgan, Bettina Welsh and Sergio Ostria.
✔	The Compensation Committee annually reviews an assessment of compensation and related risk, as more fully described in the CD&A.
✔	The Board has a strong Lead Independent Director with clearly articulated responsibilities.
✔	All directors are independent, except the Executive Chair and the President and CEO.
✔	The Company has a majority voting standard in uncontested director elections.
✔	The Board holds regular executive sessions of non-management directors.
✔	The Board and committees conduct an annual self-evaluation process.

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Board Evaluation

The Directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to and discussed with the Board and each committee of the Board. In addition, every two years, the Lead Independent Director and the Chair of the Governance and Nominating Committee supplement the annual evaluation process with individual meetings and peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Compensation Recoupment Policy

The Company’s basic recoupment policy is set forth in the 2018 Incentive Plan and emphasized and enhanced through individual severance arrangements with NEOs. Under this policy set out in the 2018 Incentive Plan, if any of the Company’s financial statements are required to be restated due to errors, omissions, or fraud, the Compensation Committee may direct that the Company recover all or a portion of any award (cash or equity) granted or paid to a participant with respect to such fiscal year which is negatively affected. If so directed, the amount to be recovered from the participant shall be the amount by which the award exceeded the amount that would have been payable to the participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Compensation Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002).

Effective February 27, 2020 the Company entered into new severance agreements with Mr. Morgan, Ms. Welsh and Mr. Ostria that further define and expand the Company’s recoupment rights. The new agreements provide that, except following a change of control, the Company has “clawback” rights with respect to “Excess Incentive Awards” arising from an expanded list of “Clawback Events” as defined in the agreements. Except in situations involving fraud (as to which the statute of limitations will apply), the Compensation Committee, may, within three years after the latest to occur of a Clawback Event or harm to the Company, determine and recommend to the Board of Directors (acting in its sole discretion, but in good faith) that the Company recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term incentive awards or bonuses and long-term (equity) incentive awards) that was granted after the date of the agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal year(s) that were negatively affected by such events or matters. Severance payments and equity awards that were granted before the date of the new agreements and are based wholly or in part on a financial reporting, stock price or similar shareholder return measure, such as equity awards that vest based on the passage of time, are excluded from the operation of the new clawback provisions.

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Stockholder Actions

Elect Two Directors to the Board of Directors to Serve for a Term Expiring at our Annual Meeting in 2023 (Proposal 1)

You will find important information in this Proxy Statement about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Governance and Nominating Committee performs an annual assessment to evaluate whether ICF’s directors have the skills and experience to effectively oversee the Company. All of our directors have proven leadership ability, sound judgment, integrity, and a commitment to the success of our Company.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	Other Public Boards	ICF International Board Committees
Mr. Sudhakar Kesavan	1999	65	No	Executive Chair, ICF International, Inc.	ABM Industries, Inc.	-

Mr. Michael J. Van Handel	2017	60	Yes	Retired	ManpowerGroup Inc.	Audit (Chair)

Approve the Amendment to the Company’s 2018 Omnibus Incentive Plan to Increase the Number of Shares Available for Issuance by 415,000 (Proposal 2)

Stockholders are being asked to vote in favor of an increase to the number of shares available under the 2018 Incentive Plan. The proposal was approved by the Board on April 1, 2020. If approved by the stockholders at the Annual Meeting, the additional shares will be considered included in the 2018 Incentive Plan effective upon such approval.

Detailed information on Proposal 2 can be found on pages 12 through 18 in this Proxy Statement.

Provide an Advisory Vote Regarding ICF International’s Overall Pay-For-Performance Named Executive Officer Compensation Program (Proposal 3)

Stockholders are being asked to cast a non-binding, advisory vote on our overall pay-for-performance NEO compensation program. Last year, approximately 95.15% of the votes cast by our stockholders regarding the Say on Pay proposal were in support of our NEO compensation program. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the CD&A section of this Proxy Statement, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2019.

Ratify the Selection of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2020 (Proposal 4)

The Audit Committee has appointed, and the Board has approved the appointment of, Grant Thornton as the Company’s independent registered public accounting firm (“independent auditor”) for 2020. While we are not required to have stockholders ratify the selection of Grant Thornton as the Company’s independent auditor, we are doing so because we believe it is good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Grant Thornton as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

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Submission of Stockholder Proposals or Nominations for 2021 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2021 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us by December 18, 2020. Notice of stockholder proposals to nominate a person for election as a Director or to introduce an item of business at the 2021 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than January 28, 2021 and no later than February 27, 2021.

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VOTING AND MEETING INFORMATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ICF International, Inc. (“ICF International,” “ICF,” the “Company,” “we,” “our,” or “us”) to be used at the 2020 annual meeting of stockholders of the Company (the “Annual Meeting”). Due to concerns about the novel coronavirus (“COVID-19”), the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ICFI2020, on May 28, 2020, at 8:00 a.m., Eastern time. You will not be able to attend the Annual Meeting physically. This Proxy Statement and enclosed proxy form are being made available over the Internet or delivered by mail, on or about April 17, 2020, to stockholders of record.

VOTING AND MEETING INFORMATION

What is the purpose of the Annual Meeting?

At our Annual Meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect two (2) directors to the Board to serve for a term expiring at our annual meeting in 2023	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Approve the amendment to the Company’s 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) to increase the number of shares available for issuance by 415,000	Page 12	FOR	Majority of the votes entitled to be cast for this proposal.
PROPOSAL 3	Provide an advisory vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote)	Page 19	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 4	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2020	Page 20	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

Transact any other business that properly comes before the meeting or any adjournment or postponement.

VOTING AND MEETING INFORMATION

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR: (i) the nominees for election to the Board; and (ii) Proposals 2, 3 and 4.

Who is entitled to vote?

Holders of record of our common stock as of the close of business of March 31, 2020, are entitled to vote at the Annual Meeting. At that time, we had 18,827,268 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the Annual Meeting. Voting stockholders are entitled to one (1) vote per share.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of such materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail.

To reduce the expenses of delivering duplicate notices to stockholders, we are relying upon SEC rules that permit us to deliver only one (1) notice about the Internet availability of the proxy materials to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. Upon request, whether oral or written, we will deliver a separate copy of the notice about the Internet availability of the proxy materials to any stockholder at a shared address who requests his or her own copy or if multiple copies are sent to one address and the stockholders who share the address would only like to receive a single copy. Requests should be made to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary, phone number (703) 934-3000.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also publicly available, free of charge, at www.proxyvote.com. Our proxy materials will be available at this website through the conclusion of the Annual Meeting.

Your notice of Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

How may I obtain a paper copy of the Company’s proxy materials, 2019 Annual Report, and/or other financial information?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials on their notice. Stockholders also may request a free copy of this Proxy Statement and/or our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020 (the “2019 Form 10-K”), by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. Alternatively, stockholders can access our 2019 Form 10-K on our Investor Relations website at: http://investor.icf.com. We will also furnish any exhibit to the 2019 Form 10-K, if specifically requested.

How do I vote?

You may vote electronically via live webcast at the Annual Meeting, on the Internet, by telephone, or through a proxy or voting instruction form. Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy form or a voting instruction form by mail may either:

(i)	submit their proxy over the Internet using their computer or by telephone by following the instructions on the proxy form or voting instruction form; or

(ii)	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the ratification of the selection of the independent registered public accounting firm, even if you do not furnish voting instructions. However, your broker will not be able to vote on other matters.

If your shares are held in street name, your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the Annual Meeting by:

●	notifying us at our corporate offices by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary;

●

entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

●	voting electronically via live webcast at the Annual Meeting.

Attendance at the Annual Meeting via attending the webcast will not in itself constitute revocation of your proxy.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to stockholders who, as of the record date, are:

●	stockholders of record;

●	beneficial holders of ICF International common stock held by a broker, bank, or other nominee; or

●	authorized representatives of entities who are record or beneficial holders.

VOTING AND MEETING INFORMATION

To listen and participate in the Annual Meeting, please visit www.virtualshareholdermeeting.com/ICFI2020 and enter the 16-digit control number included on your proxy card. You may log in 15 minutes before the start of the Annual Meeting to test your Internet connectivity. You can vote and submit questions while attending the meeting online.

How do I submit questions and vote electronically?

You may log in 15 minutes before the start of the Annual Meeting to submit questions online. You will be able to submit questions during the Annual Meeting as well. Once you have logged into the webcast at www.virtualshareholdermeeting.com/ICFI2020, simply type your question in the “Ask a Question” box and click “Submit”.

You will be able to vote during the Annual Meeting by providing your 16-digit control number when you log into the webcast at www.virtualshareholdermeeting.com/ICFI2020.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.

What are the requirements and procedures for a quorum, abstentions, and broker non-votes?

Your shares are counted as present at the Annual Meeting if you attend the meeting electronically, if you properly return a proxy by mail, if you vote by telephone or electronically, or if you hold your shares in street name and your broker, bank or other nominee votes your shares on Proposal 3. In order for us to vote on matters at the Annual Meeting, a majority of our outstanding shares of common stock as of March 31, 2020 and entitled to vote must be present electronically via live webcast or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner. If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is present.

How many votes are needed to approve each item?

For the election of two (2) directors, each for a term of three (3) years:

●	You may vote in favor of each nominee or withhold votes as to each nominee.

●	There is no cumulative voting for the election of directors.

●

For uncontested director elections, directors must be elected by a majority of the votes cast with respect to each director in the election of directors, which means that nominee(s) receiving more “for” votes than “withheld from” or “against” votes cast will be elected.

●	Abstentions will have no effect on the outcome of the election.

●

Election of directors is a non-routine proposal, which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

In voting on the additional shares for the 2018 Incentive Plan:

●	You may vote in favor of or against the proposal, or you may abstain from voting.

●

Approval of the additional shares for the 2018 Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal, which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

The Say on Pay vote is only an advisory vote to the Board regarding the overall pay-for-performance compensation program for the Company’s named executive officers (“NEOs”).

●	You may vote in favor of or against the Company’s compensation system, or you may abstain from voting.

●

Since this an advisory vote only, there are no minimum stockholder approval requirements. However, in order for the resolution to pass, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

VOTING AND MEETING INFORMATION

In voting on the ratification of the selection of Grant Thornton as the independent registered public accounting firm:

●	You may vote in favor of the proposal, against the proposal, or abstain from voting.

●

The ratification of the selection of Grant Thornton as the independent registered public accounting firm is an advisory vote only that is performed as a means of good corporate governance, and as such, there are no minimum stockholder approval requirements. However, in order for ratification to occur, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against the proposal.

●

Broker non-votes will have no effect on the voting, although no broker non-votes are expected to exist in connection with this vote as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Internet Availability of Proxy Materials or voting instruction form and by the organization that holds your shares.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the Annual Meeting other than the four (4) proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, in their discretion.

Who will count the vote?

Representatives of American Election Services, LLC will tabulate the votes and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published within four (4) business days following the conclusion of the Annual Meeting via a Form 8-K current event filing.

PROPOSAL 1

PROPOSAL 1

ELECTION OF DIRECTORS

Our authorized number of directors is presently fixed at eight (8), divided into three (3) classes, as noted below:

CLASS I	CLASS II	CLASS III
Dr. Srikant M. Datar	Mr. Sudhakar Kesavan	Ms. Eileen O’Shea Auen
Mr. Peter M. Schulte	Mr. Michael J. Van Handel	Ms. Cheryl W. Grisé
Mr. John M. Wasson		Mr. Randall Mehl

Our directors are elected to serve three-year terms, so that the term of office of one (1) class of directors expires at each annual meeting.

The Board has nominated the following individuals, each of whom is currently a Class II director, for election as directors for a term expiring at our annual meeting in 2023 or until their respective successors have been elected and qualified.

     Mr. Sudhakar Kesavan

     Mr. Michael J. Van Handel

If any of these nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable. The uncontested director nominees will be elected by a majority of the votes cast at the Annual Meeting with respect to each director. For the Company’s purposes, “a majority of the votes cast” with respect to each director means that the number of votes for the director exceed the number of votes against or withheld from the director. You may vote for each nominee named.

Each of the nominees and each continuing director is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following pages regarding each nominee and each continuing director provide background information and a summary of some of each person’s key qualifications to serve as a director. Please also see the chart summarizing how each nominee and each continuing director reflects Board selection criteria adopted by our Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”). The age indicated for each individual is as of December 31, 2019.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES

PROPOSAL 1

The Governance and Nominating Committee maintains, and periodically updates, non-exclusive “Board Membership Criteria” to assist the committee in evaluating candidates for the Board. These criteria, and an indication of which of the criteria are particularly satisfied by each nominee and continuing director, are summarized below:

Integrity ● Reputation for integrity, honesty and adherence to high ethical standards	Financial Demonstrated business and financial acumen and experience
● Willingness and ability to contribute positively to the collegial decision-making process of the Board	Strategy Prominence within professional discipline and/or industry relevant to the Company’s strategy
● No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities as a director	Public Company Board Experience Current or past experience as a board member of another mid-cap or large public company
Governance ● Commitment to attend and participate in Board and Board Committee meetings regularly	Diversity Contribute to Board diversity (in terms of race, gender, national origin, etc.)
● Strengths and experience that contribute to ability to serve effectively on one (1) or more Board Committee (audit, compensation, governance and nominating)	Capital Markets Familiarity with capital markets, financing transaction strategy, and investor relations
Mergers and Acquisitions Significant experience in mergers and acquisitions and/or integration	Risk Management Experience identifying, evaluating and managing corporate risk

Director
Eileen O’Shea Auen	✔	✔	✔	✔	✔	✔	✔	✔	✔
Srikant M. Datar	✔	✔	✔	✔	✔	✔	✔	✔	✔
Cheryl W. Grisé	✔	✔	✔	✔	✔	✔	✔	✔	✔
Sudhakar Kesavan	✔	✔	✔	✔	✔	✔	✔	✔	✔
Randall Mehl	✔	✔	✔	✔	✔	✔		✔	✔
Peter M. Schulte	✔	✔	✔	✔	✔	✔		✔	✔
Michael J. Van Handel	✔	✔	✔	✔	✔	✔		✔	✔
John M. Wasson	✔	✔	✔	✔	✔			✔	✔

Integrity	Governance	Mergers & Acquisitions	Finance	Strategy	Public Company Board Experience	Diversity	Capital Markets	Risk Management

PROPOSAL 1

Nominees for Election as Directors for a Term Expiring in 2023 - Class II Directors

Director Since 1999 Age 65 ____________________

Sudhakar Kesavan

 Executive Chair, ICF International, Inc.

Career Highlights

●    ICF International and its wholly owned subsidiary, ICF Consulting Group, Inc. (“ICF Consulting”)

o    Executive Chair (2019 to present)

o    Chairman and Chief Executive Officer (1999 to 2019)

●    President of ICF Consulting when it was a subsidiary of ICF Kaiser (“Kaiser”) (1997 to 1999). In 1999, ICF Consulting was divested from Kaiser and became a wholly owned subsidiary of the Company through a joint effort of the management of ICF Consulting and CM Equity Partners.

Current Public Company Directorships

●    ABM Industries, Inc. a facility management provider (NYSE: ABM)

o    Director, (2012 to present)

o    Non-Executive Chairman of the Board (2017 to present)

Current Non-Public Company Directorships

●    Member, Board of Trustees of the Inova Health System, a not-for-profit healthcare system in Northern Virginia (2014 to present)

●    Member, Board of Trustees of the Shakespeare Theater Company, Washington, D.C. (2017 to present)

●    External Advisory Board of the Institutes for Data, Systems and Society at MIT (2017 to present)

Education:

●    Bachelor of Technology (chemical engineering) from the Indian Institute of Technology, Kanpur.

●    Postgraduate diploma in Management from the Indian Institute of management, Ahmedabad

●    M.S. Technology and Policy Program at the Massachusetts Institute of Technology

Director Since 2017 Age 60 ____________________ Board Committees ● Audit (Chair) ____________________

Michael J. Van Handel

 Retired

Career Highlights

●    ManpowerGroup Inc., a leading global workforce solutions company (NYSE: MAN)

o    Senior Executive Vice President (2016 to 2017)

o    Chief Financial Officer (1998 to 2016)

o    Several other senior finance and accounting positions (1989-1998)

Current Public Company Directorships

●    ManpowerGroup Inc.

o    Director (2017 to present)

Current Non-Public Company Directorships

●    BMO Financial Corporation, a U.S. bank and financial holding company, and wholly-owned subsidiary of Bank of Montreal, with over $100 billion in assets

o    Director, (2006 to present)

o    Audit Committee member (2006 to present) Chair (2012 to present)

o    Nominating & Governance Committee member (2012 to present), Chair (2017)

o    Risk Oversight Committee member (2006 to 2017)

Past Non-Public Company Directorships

●    Milwaukee Public Museum

o    Director (2004 to 2007)

●    Cellular Dynamics International, a leading developer and manufacturer of human cells used in drug discovery, toxicity testing, stem cell banking and cell therapy development

o    Director (2010 to 2015)

●    Milwaukee Youth Symphony Orchestra

o    Director, (2007 to 2018)

Professional and Leadership Positions

●    Leadership Council Member for Marquette University College of Business Administration (2007 to 2017)

●    Audit Manager, Arthur Andersen & Co. (1982 to 1989)

Education

●    B.S. in Accounting, Marquette University

●    M.B.A. in Banking and Finance, University of Wisconsin - Madison

Integrity	Governance	Mergers & Acquisitions	Finance	Strategy	Public Company Board Experience	Diversity	Capital Markets	Risk Management

PROPOSAL 1

Directors Whose Term Expires in in 2021 — Class III Directors

Director Since 2008 Age: 57 ____________________ Board Committees ● Governance & Nominating ● Compensation ____________________

Eileen O’Shea Auen

 CEO, Deep Run Consulting, LLC

Career Highlights

●    Deep Run Consulting, LLC, a healthcare consulting Firm

o    Chief Executive Office (2016 to present)

●    Helios, a worker’s compensation ancillary company, (the resulting company in the merger of PMSI, Inc. and Progressive Medical, Inc.)

o    Executive Chairman (2013 to 2016)

●    PMSI, Inc .-provider of managed services for workers compensation and catastrophically injured population,

o    Chairman and Chief Executive Officer of. (2008 to 2013)

●    Aetna – a diversified health care benefits company,

o    Head of Healthcare Management (2007 to 2008)

●    APS Healthcare, Inc., provider of care management and solutions,

o    Chief Executive Officer (2005 to 2007)

Current Public Company Directorships

●    AngioDynamics, Inc., a medical device manufacturer (NASDAQ: ANGO)

o    Director, (2016 to present)

o    Compensation Committee member (2016 -present)

Current Non-Public Directorships

●    Med Risk, Director (2019 to present)

●    Tufts Associated Maintenance Organization, Inc. (2016 to present)

●    Medstar Union Memorial Hospital (2015 to present)

●    Towson University, Board of Visitors (2019 to present)

Education

●    B.A. in Economics and Finance, Towson University

●    M.B.A., University of Virginia

Director Since 2012 Age 67 ____________________ Board Committees ● Compensation (Chair) ● Governance & Nominating ____________________

Cheryl W. Grisé

   Retired

Career Highlights

●    Eversource Energy (f/k/a Northeast Utilities), a public utility holding company (NYSE: ES)

o    Executive Vice President (2005 to 2007)

o    Chief Executive Officer of principal operating subsidiaries (2002 to 2007)

o    President, Utility Group, Northeast Utilities Service Company (2001 to 2007)

o    President, Utility Group (2001 to 2005)

o    Senior Vice President, Secretary and General Counsel (1998 to 2001)

Current Public Company Directorships

●    MetLife, Inc. - (NYSE: MET), a major multi-line insurance carrier

o    Director, (2004 to present)

o    Audit Committee member (2007 to present)

o    Compensation Committee member (2004 to present), Chair (2019-Present)

o    Executive Committee (2010 to present)

o    Governance and Corporate Responsibility Committee (2004 to present)

●    PulteGroup, Inc - a large commercial home builder, (NYSE: PHM)

o    Director (2008 to present)

o    Compensation and Management Development Committee (2008 to present)

o    Nominating and Governance Committee (2008 to present), Chair (2012 to present)

Past Public Company Directorships

●    Pall Corporation - (NYSE: PLL), a manufacturer of fluid purification devices,

o    Director, (2007 to 2015)

●    Dana Holding Corporation (f/k/a Dana Corporation), NYSE: DAN), a global leader in drivetrain and e-propulsion

o    Director (2002 to 2008)

Professional and Leadership Positions

●    University of Connecticut Foundation Trustee Emeritus, (2011 to present) and former Board Chair

●    Kingswood-Oxford School Former Member, Board of Trustees, (2005 to 2015)

Education:

●    B.A. in Education, University of North Carolina.

●    J.D., Thomas Jefferson School of Law

●    Executive Management Program, Yale University School of Organization and Management

Integrity	Governance	Mergers & Acquisitions	Finance	Strategy	Public Company Board Experience	Diversity	Capital Markets	Risk Management

PROPOSAL 1

Director Since 2017 Age 52 ____________________ Board Committees ● Compensation ____________________

Randall Mehl

   President of Stewardship Capital Advisors, LLC

Career Highlights

●    Stewardship Capital Advisors, LLC, which manages an equity fund focused on making investments in the business and technology services sectors

o    President (2017 to present)

●    Baird Capital Partners- a private equity investing company focused on middle market buyouts

o    Partner & Managing Director (2005 to 2016)

●    Robert W. Baird & Co.- an equity research company,

o    Managing Director (1996 to 2005)

Current Public Company Directorships

●    Kforce, Inc. a professional staffing provider (NASDAQ: KFRC)

o    Director (2017 to present).

o    Audit Committee member (2017 to present)

o    Corporate Governance Committee member (2017 to present)

●    Insperity, Inc.; a professional employer organization (NYSE: NSP)

o    Director, (2017 to present)

o    Compensation Committee member (2018 to present)

o    Finance, Risk Management and Audit Committee member (2017 to 2018)

Current Non-Public Company Directorship

●    Stowell, Inc., a provider of in-home care management,

o    Director (2017 to present)

Past Non-Public Company Directorships

●    Workforce Insight LLC, a provider of workforce optimization solutions

o    Director (2014 to 2016)

●    Myelin Communications, a marketing services business, Director (2010 to 2016)

●    MedData (now a subsidiary of MEDNAX), a provider of revenue cycle management solutions

o    Director (2007 to 2014)

Education:

●    B.S. in Business Administration and Management, Bowling Green State University

●    M.B.A., University of Chicago Graduate School of Business

Integrity	Governance	Mergers & Acquisitions	Finance	Strategy	Public Company Board Experience	Diversity	Capital Markets	Risk Management

PROPOSAL 1

Directors Whose Term Expires in 2022 - Class I Directors

Director Since 2006 Age 66 ____________________ Board Committees ● Audit ● Governance & Nominating (Chair) ____________________

Dr. Srikant M. Datar

 Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University

Career Highlights

●    Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University

●    Faculty Chair for Harvard Innovation Labs and Senior Associate Dean University Affairs

Current Public Company Directorships

●    Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE (NYSE: NVS), in the form of American Depositary Shares

o    Director, (2003 to present)

o    Audit and Compliance Committee Member (2005 to present), Chair (2009 to 2016)

o    Compensation Committee Member (2008 to present)

o    Risk Committee (2011 to present), Chair (2016 to present.

●    Stryker Corporation, a medical technologies firm (NYSE: SYK,

o    Director (2009 to present)

o    Compensation Committee member (2016 to present)

o    Nomination and Governance Committee member (2016 to present)

●    T-Mobile US, Inc. a U.S. based wireless network operator (NYSE: TMUS)

o    Director, (2013 to present)

o    Audit Committee, Chair (2013 to present)

Past Non-Public Company Directorships

●    HCL Technologies Limited, a public company under Indian law with shares publicly traded on the Mumbai Stock Exchange (2012 to 2014)

●    KPIT Technologies, a global technology company, (2007 to 2012).

Education

●    Ph.D. in Business, Masters in Statistics and Economics, Stanford University,

●    Bachelor of Science in math and economics, Bombay University, India

Director Since 2009 Age 62 ____________________ Board Committees ● Audit ● Compensation ____________________

Peter M. Schulte

  Managing Partner and Founder, CM Equity Partners

Career Highlights

●    CM Equity Partners, a private equity firm which invests in established middle market companies and manages private equity funds and investments through its management company, CM Equity Management, L.P.

o    Managing Partner and Founder (1995 to present)

Current Non-Public Company Directorships

●    Archibald, L.L.C.

●    A-Tek, Inc

●    Bogart Associates, LLC

●    Citizant, Inc.

●    JANUS Research Group

●    The Level Playing Field Corporation

●    PFF, LLC

●    Preferred Systems Solutions, Inc.

●    Rainforest Alliance

●    Systems Planning and Analysis, Inc.

●    Technology Advancement Group, Inc.

Past Public Company Directorships

●    Federal Services Acquisition Corporation, a public special purpose acquisition company, and predecessor of ATS Corporation (“ATS”), a former publicly traded information technology services firm serving U.S. federal, state, and local government agencies

o    President, Secretary and Chief Financial Officer, (2005 to 2007)

o    Director (2005 to 2012)

Professional and Leadership Positions

●    Axiologic Solutions – Advisory Board

●    Lasell College - Trustee

Education

●    A.B. in Government, Harvard College.

●    Masters in Public and Private Management, Yale School of Management

Integrity	Governance	Mergers & Acquisitions	Finance	Strategy	Public Company Board Experience	Diversity	Capital Markets	Risk Management

PROPOSAL 1

Director Since 2019 Age 58

John M. Wasson

   President and Chief Executive Officer, ICF International, Inc.

Career Highlights

●    ICF International, Inc.

o    President and Chief Executive Officer (2019 to present),

o    President and Chief Operating Officer (2010 to2019)

o    Chief Operating Officer (2003-2010)

o    Joined ICF in 1987 as an associate and in 1994 became an officer of the company.

Current Non-Public Directorships

●    Northern Virginia Technology Council, Board Member- (2018 to present)

●    The Flint School, Member, Board of Trustees (2017 to present)

●    UC Davis Foundation, Board of Trustees (2018 to present)

Professional and Leadership Positions

●    University of California Davis College of Engineering, Member, Dean’s Executive Committee, (2014 to present)

●    University of California Davis College of Engineering Chair, Dean’s Executive Committee, (2017 to present)

Education

●    University of California, Davis, Bachelor of Science degree in Chemical Engineering

●    Massachusetts Institute of Technology, Master of Science degree in Technology and Policy Program

Integrity	Governance	Mergers & Acquisitions	Finance	Strategy	Public Company Board Experience	Diversity	Capital Markets	Risk Management

PROPOSAL 2

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2018 INCENTIVE PLAN

Proposed Amendment

On April 1, 2020, the Board adopted an amendment (the “Amendment”) to the 2018 Incentive Plan, subject to stockholder approval at the Annual Meeting. The proposed Amendment would adjust section 4.1 of the 2018 Incentive Plan to increase the shares available for issuance under the plan by 415,000 shares. The other terms of the 2018 Incentive Plan would not change.

Reason for the Amendment

The Board believes that in order to attract and retain qualified non-employee directors and key employees, it is necessary for the Company to have the ability to grant shares of the Company’s common stock in the form of stock options, restricted stock units, performance share awards and other stock awards permitted under the 2018 Incentive Plan. It is the judgement of the Board that the Amendment is in the best interests of the Company and our stockholders.

As approved by our stockholders at the Company’s 2018 annual meeting of stockholders, the 2018 Incentive Plan provided for the issuance of 1,185,000 shares of the Company’s common stock, of which 669,455 shares remain available for future grants as of March 31, 2020. If the Amendment is approved by stockholders, Section 4.1 of the 2018 Incentive Plan shall be amended to increase the total number of shares available for issuance under the 2018 Incentive Plan by 415,000 shares, from 1,185,000 to 1,600,000, which would result in a total of 1,084,455 shares remaining available for issuance. If the 2018 Incentive Plan is not approved by stockholders: the 2018 Incentive Plan will continue in effect under its current terms with 669,455 shares remaining available for future grants; and the Company may not have sufficient shares available to issue further grants of the Company’s common stock in future years in accordance with current practice.

Historical Burn Rate

The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Although long-term incentive awards are a key element of our executive compensation program, we are mindful when making long-term incentive awards of the impact of those awards on our stockholders. The three-year average (2017 to 2019) burn rate was 1.09%.

	2017	2018	2019
Awards Issued under 2010 Omnibus Plan (as amended) and 2018 Omnibus Plan
All Stock Options Granted	-	-	-
All Stock Options Forfeited	-	-	-
All Restricted Stock Units (RSUs) & Awards	194,227	247,086	169,563
All Restricted Stock Units (RSUs) & Awards Cancelled	(58,664)	(56,791)	(19,183)
Performance Shares Earned	-	30,576	107,000
Weighted Common Shares Outstanding	18,766,371	18,825,993	18,867,555
Annual Burn Rate	2.72%	1.18%	1.37%
Three-year Average Burn Rate (2017 - 2019)			1.09%

PROPOSAL 2

Share Repurchase

A primary purpose of the share buybacks is to mitigate the potential dilutive impact of employee stock-based compensation and to return wealth to stockholders. Below is a review of our repurchase activity for the last five (5) years.

Year	Number of Shares Repurchased	Dollar Value of Shares Repurchased	% of Weighted Common Shares Outstanding
2019	208,000	$8,605,114	1.10%
2018	214,137	$13,937,531	1.14%
2017	684,335	$30,710,754	3.65%
2016	317,493	$ 11,924,040	1.67%
2015	638,654	$ 22,339,165	3.30%

Dilution

The Board anticipates that the 415,000 additional shares being requested pursuant to the Amendment will be sufficient to provide projected equity incentives under the 2018 Incentive Plan for two to three years, based on the equity distribution plan approved by the Compensation Committee of the Board (the “Compensation Committee”). The new shares would represent approximately 2.2% of the Company’s approximately 18.8 million diluted shares outstanding as of March 31, 2020. As of the close of business on March 31, 2020, the Company’s stock was trading at $68.70 per share.

The Board believes that this would represent a reasonable amount of potential dilution given the strong incentive it also believes can be provided to key employees to increase the value of the Company for all stockholders. Furthermore, our goal is to mitigate the dilution from the stock issued with the share repurchase program we commenced in 2013 and have regularly renewed since then. To date we have repurchased 3,136,530 shares of common stock for an aggregate cost of approximately $135,324,553, pursuant to the program. The average fair value of the common stock purchased was $48.09 per share. The timing of the share repurchases under the program is at the discretion of the Company and depends on a variety of factors, including market conditions and bank approvals and may be suspended or discontinued at any time. While the Company terminated its current 10b5-1 stock repurchase plan on March 13, 2020, the Company continues to maintain its overall 10b-18 share repurchase program.

As of March 31, 2020	Total Shares	Fully Diluted (2)
Available	669,455	3.25%
Stock Options Issued and Outstanding	107,228.52%
RSUs and Performance Shares (at Target) Outstanding	571,730	2.77%
Total Stock Awards Outstanding	1,348,413	6.54%
New Additional Shares (1)	415,000	2.01%
Total Stock Awards Outstanding Including New Shares	1,736,413	8.56%

(1) Subject to approval.
(2) Denominator is equal to the shares outstanding plus the new additional shares, available shares and outstanding shares.

PROPOSAL 2

Interests of Certain Persons

Our executive officers and directors have interests in matters that will be acted upon at the Annual Meeting that are different from the interests of our stockholders generally. If this proposal is adopted, each of our executive officers and directors will be eligible to receive a portion of their compensation for services in the form of restricted stock units (“RSUs”), performance share awards (“PSAs”), and other equity or equity-linked awards. The Board was aware of these interests and took them into account in recommending that the stockholders vote in favor of the proposal to approve the amendment to the 2018 Incentive Plan

Approval of the Amendment requires the affirmative vote of a majority of the shares of the Company’s outstanding common stock present, electronically via live webcast or by proxy, and entitled to vote at the Annual Meeting. If approved by the stockholders, the Amendment will take effect on June 1, 2020.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT.

Summary of the 2018 Incentive Plan

Administration and Duration. The 2018 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the 2018 Incentive Plan, and to make any other determinations it believes necessary or advisable for the administration of the 2018 Incentive Plan. Subject to the terms of the 2018 Incentive Plan, the Compensation Committee may determine, among other items: the selection of those to be granted awards under the 2018 Incentive Plan out of those eligible for participation; the level of participation of each participant; when and how each award under the 2018 Incentive Plan shall be granted; and what type or combination of types of awards shall be granted. Each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meet the requirements of Nasdaq Rule 5605(d)(2)(A). Currently, the Compensation Committee is comprised of four (4) independent directors who fit each of these definitions. The Compensation Committee may delegate any or all of its authority to administer the 2018 Incentive Plan, as it deems appropriate, to one or more of its members; to one (1) or more officers of the Company; or, to one (1) or more agents or advisors. By resolution, the Compensation Committee may authorize one (1) or more officers of the Company to (i) designate employees to be award recipients under the 2018 Incentive Plan; and/or (ii) determine the size of any such awards; provided, however, that (x) the Compensation Committee shall not delegate such responsibilities to any officer for awards granted to an employee who is a NEO; (y) the resolution sets forth the total number of shares such officer may grant in awards; and (z) the officer shall periodically report to the Compensation Committee regarding the nature and scope of the awards granted pursuant to such delegated authority.

The 2018 Incentive Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the 2018 Incentive Plan at any time, until all shares subject to it shall have been purchased or acquired according to the 2018 Incentive Plan’s provisions. However, in no event may an award be granted under the 2018 Incentive Plan on or after ten (10) years from the date of the stockholder approval of the 2018 Incentive Plan, or May 31, 2028.

Eligibility. All officers and all employees of the Company determined by the Compensation Committee to be key employees (including employees who are members of the Board and employees who are members of senior management of entities acquired by the Company) and its affiliates, as well as the Company’s non-employee directors, are eligible to participate in the 2018 Incentive Plan. From time to time, the Compensation Committee will determine who will be granted awards and the number of shares granted, and all such awards are at the sole discretion of the Compensation Committee. The Compensation Committee may also delegate authority to grant awards, subject to the limitations described above. Any employee determined to be a key employee may be a participant in the plan. That determination is made by the Compensation Committee upon the recommendations of senior management. Such recommendations take into account factors such as performance (currently and over time), long-term potential, contributions to the Company’s success, effort level, and desire to retain the employee, as well as other relevant factors determined on a case-by-case basis.

As of December 31, 2019, the Company had 1,154 officers and employees (including two (2) employee directors) and seven (7) non-employee directors who could be eligible to participate in the 2018 Incentive Plan. However, nearly all participants are employees at the Director and Senior Director level or above, with the higher levels including Vice President, Senior Vice President, and Executive Vice President (including the Executive Chair of the Board (the “Executive Chair”) and the President and Chief Executive Officer (“CEO”)). As of December 31, 2019, the Company had 897, 179, 69, and 9 employees, respectively, at those levels.

Shares and Amounts Available for Awards. The aggregate number of shares of common stock that may be issued under all stock-based awards made under the 2018 Incentive Plan is currently 1,185,000. If the Amendment is approved by stockholders, Section 4.1 of the 2018 Incentive Plan shall be amended to increase the total number of shares available for issuance under the 2018 Incentive Plan by 415,000 shares, from 1,185,000 to 1,600,000. After accounting for awards previously made under the 2018 Incentive Plan, there would be a total of 1,084,455 shares remaining available as of March 31, 2020, for future awards. Shares that are related to awards under the 2018 Incentive Plan that are forfeited or expire unexercised shall be added back and shall be available again under the 2018 Incentive Plan.

PROPOSAL 2

Non-Employee Director Awards. Annual awards to non-employee directors are limited. The average of the aggregate total compensation paid to non-employee directors in any year cannot exceed $400,000.

Stock Awards. The 2018 Incentive Plan provides for granting restricted stock, RSUs, PSAs, performance units, and other stock-based awards. A performance award may include any of the performance measures, or a combination thereof, set forth in the 2018 Incentive Plan attached as Exhibit A to this Proxy Statement. Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or unit of the Company, or any combination thereof) under one (1) or more of the performance measures set forth in the 2018 Incentive Plan. Performance goals may be defined in absolute terms or measured relative to the performance of companies or against a predefined index that the Compensation Committee deems appropriate, or, if utilizing the performance measure of share price, a comparison to various stock market indices. Performance goals may be adjusted for material business events. The performance goals will be set by the Compensation Committee and may include:

●	Net earnings or net income (before or after taxes);
●	Earnings per share;
●	Gross or net sales or revenue growth;
●	Product invoice;
●	Net operating profit;
●	Return measurers (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);
●	Cash flow (including but not limited to operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
●	Earnings before or after taxes, interest, depreciation, and/or amortization;
●	Gross or operating margins;
●	Productivity ratios;
●	Share price (including, but not limited to, growth measurers and total stockholder return);
●	Expense targets;
●	Cost reduction or savings;
●	Performance against operating budget goals;
●	Margins;
●	Operating efficiency;
●	Funds from operations;
●	Market share;
●	Customer satisfaction;
●	Working Capital targets
●	Gross revenue;
●	Revenue after subcontractor costs;
●	Service sales;
●	Contract backlog;
●	Business pipeline;
●	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);
●	Debt levels;
●	Days Sales Outstanding; and
●	Contract Awards/Book-to-Bill.

Stock Options. Stock options granted under the 2018 Incentive Plan may be either incentive stock options (“ISOs”) or nonqualified stock options qualifying under Section 422 of the Code (“NQSOs”). Under the Code, the aggregate fair market value (determined at the grant date) of the stock with respect to which ISOs are first exercisable by any individual during any calendar year shall not exceed $100,000. Stock options in excess of this limit are treated as NQSOs. The stock option price may not be less than the fair market value of the stock on the date the stock option is granted. The stock option price is payable in cash or, if the grant provides, in common stock or other equity instruments. The Compensation Committee shall determine the expiration of stock options, although no stock option may be exercisable later than the tenth anniversary date of the grant. The Compensation Committee determines the terms of each stock option award at the time of grant.

Stock Appreciation Rights (“SARS”). SARs may, but need not, be granted in conjunction with options or other equity awards. The Compensation Committee determines the terms of each SAR at the time of the grant. Any freestanding SAR (that is, a SAR not granted in conjunction with another equity award) may not be granted at less than the fair market value of the stock on the date the SAR is granted and cannot have a term longer than ten (10) years. Distributions to the recipient may be made in common stock, in cash, or in a combination of both as determined by the Compensation Committee at the time of grant.

Cash-Based and Other Stock-Based Awards. Cash-based and other stock-based awards granted under the 2018 Incentive Plan entitle each participant to receive a specified payment amount or payment range, in the form of cash or shares of common stock or other equity awards, as determined at the time of the award, upon the attainment of specified performance goals during a performance period, which may be one (1) or more years, as determined by the Compensation Committee at the time of the award.

PROPOSAL 2

Amendment and Revocation. The Board may terminate the 2018 Incentive Plan or an outstanding award agreement at any time, and the Compensation Committee may amend the 2018 Incentive Plan or an outstanding award agreement at any time. However, an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The 2018 Incentive Plan prohibits the terms of outstanding awards from being amended to reduce the exercise price of outstanding options or SARs and prohibits, without stockholder approval, the cancellation of outstanding options or SARs in exchange for cash, other awards, or new options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Certain Adjustments. In the event of a corporate event or transaction, the Compensation Committee, in its sole discretion and in order to prevent unintended dilution or enlargement of a participant’s rights under the 2018 Incentive Plan, shall substitute or adjust, subject to the Compensation’s Committee’s sole discretion in determining the methodology and manner of such substitution or adjustment, among other things:

●	the number and kind of shares that may be issued under the 2018 Incentive Plan or under particular forms of awards;
●	the number and kind of shares subject to outstanding awards;
●	the option or grant price applicable to outstanding awards; and
●	any other value determinations applicable to outstanding awards.

A corporate event or transaction (including, but not limited to, a change in the shares or capitalization of the Company) encompasses a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the 2018 Incentive Plan may not be transferred except by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. During an employee’s lifetime, any options or awards may be exercised only by the employee. Notwithstanding the above, no award may be transferred for value without stockholder approval.

Other Provisions. Except for 5% of the shares available for equity awards, there is a one (1) year minimum vesting/restriction/performance period requirement for equity awards. In addition, upon a change of control of the Company, equity awards will not have accelerated vesting unless the employee or non-employee director has a termination of employment or board service, without cause, within twenty-four (24) months following the change of control of the Company.

U.S. Tax Treatment of Options and Awards

The following is a general description of the material United States federal income tax treatment of awards under the 2018 Incentive Plan. It is based on United States tax laws and regulations existing on the date of this Proxy, and there can be no assurance that such laws and regulations will not change. This description is not exhaustive, not intended to constitute tax advice to anyone, and does not describe state, local or foreign tax consequences.

Incentive Stock Options. An ISO results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two (2) years from the date of the grant and one (1) year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In that event, the excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In addition, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options. An NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize compensation income taxable at ordinary income tax rates in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

PROPOSAL 2

If an NQSO is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income taxable at ordinary income tax rates equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights. Generally, the recipient of an SAR will not recognize taxable income at the time the SAR is granted. Upon the exercise of an SAR, if an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as compensation income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the fair market value of the stock will be taxed as compensation income to the employee at the time such stock is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock/RSU Awards/Performance Awards. No income will be recognized at the time of grant by the recipient of a restricted stock, RSU, or PSA if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee. However, a recipient of restricted stock may, within thirty (30) days of grant, elect to recognize income equal to the fair market value of the restricted stock on the date of grant and there is no further income recognition when the restrictions lapse (but no refund or tax deductions if the restricted stock is forfeited).

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside of the United States

The grant and exercise of options and awards under the 2018 Incentive Plan to non-employee directors and to employees outside of the United States may be taxed on a different basis.

Reference to 2018 Incentive Plan

The 2018 Incentive Plan was effective on May 31, 2018, when it was approved by the stockholders at the Company’s 2018 annual meeting of stockholders. The full text of the 2018 Incentive Plan, including the Amendment, is included as an exhibit to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to that exhibit.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of our fiscal year end about our common stock that may be issued upon the exercise of options, warrants and rights under the 2018 Incentive Plan:

Plan Category (as of 12/31/2019)	(a) Number of Securities to be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	706,517(1)	$35.82	929,509
Equity Compensation Plans Not Approved By Security Holders	--	--	--
Total	706,517	$35.82	929,509

(1)	Includes 108,498 shares subject to stock options, 449,975 restricted stock units, 4,860 directors restricted stock units and 148,414 performance shares outstanding under the 2018 Incentive Plan
(2)	Exercise price is for outstanding stock options only; restricted stock units, director restricted stock units and performance shares have no exercise price.

PROPOSAL 2

As of March 31, 2020, 669,455 shares remained available for issuance of future awards under the 2018 Incentive Plan. A total of 107,228 stock options remained outstanding with a weighted average exercise price of $35.78 and weighted remaining term of 3.55 years. Stock awards totaling 571,730 (including shares of restricted stock units and performance shares) are outstanding under all plans.

PROPOSAL 3

PROPOSAL 3

ADVISORY SAY ON PAY VOTE REGARDING ICF’S

OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION

PROGRAM

In April of 2017, the Board approved a resolution providing that the Company would hold an annual stockholder advisory vote on executive compensation, as advised by the Company’s stockholders at the 2017 annual meeting of stockholders. Pursuant to that resolution and as required pursuant to Section 14A of the Exchange Act, this proposal, commonly known as a “Say on Pay” proposal gives you as a stockholder the opportunity to endorse or not endorse the Company’s NEO compensation program through the following resolution:

“Resolved, that the stockholders approve ICF International’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the votes entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting.

The Compensation Committee and the full Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis (“CD&A”) and other sections noted in the resolution set forth above, reflects a pay-for-performance culture at the Company that is rooted in our values. The Compensation Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the NEOs with both the short-term and long-term interests of stockholders, while reducing incentives for unnecessary and excessive risk taking.

In 2015, the Compensation Committee adopted a performance-based equity program (the “Performance Program”) that provides for the award of PSAs. Originally PSAs were issued from time to time pursuant to the 2010 Omnibus Incentive Plan, as amended (the “2010 Incentive Plan”). On May 31, 2018, the stockholders approved the 2018 Incentive Plan, and PSAs since that time have been issued pursuant to the 2018 Incentive Plan. The Performance Program is designed to provide an incentive compensation opportunity that takes into account both the Company’s internal financial objectives and external market performance. The Compensation Committee continued to grant PSAs to the NEOs in 2018, 2019, and 2020.

In making a decision on the Say on Pay proposal the Board asks that stockholders consider the following:

o	ICF’s NEO compensation is competitive and in line with its market peers.
o	ICF’s executive compensation program is incentive-based and reflects a pay-for-performance culture.
o	ICF’s executive compensation program relies heavily on stock-based awards vesting over a period of time.
o	PSAs vest over three (3) years, contingent on achievement of certain performance thresholds.
o	RSUs vest over a period of three (3) years with 25% vesting on each of the first anniversary and second anniversary, and 50% vesting on the third anniversary.
o	The Performance Program further emphasizes ICF’s commitment to a pay-for-performance culture that links compensation to positive results.
o	ICF offers only limited perquisites.
o	The Compensation Committee has strengthened our “clawback” rights in the context of new severance arrangements for NEOs James Morgan, Bettina Welsh and Sergio Ostria.
o	ICF has a strong corporate governance culture.

In addition, at the Company’s 2019 annual meeting of stockholders, approximately 95.15% of the votes cast on the Say on Pay proposal were voted in favor of our overall pay-for-performance NEO compensation program. The Compensation Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to NEO compensation.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. The Compensation Committee will seriously consider the outcome of this vote when determining future compensation arrangements for named executive officers.

It is expected that the next Say-on-Pay vote will occur at the 2021 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM.

PROPOSAL 4

PROPOSAL 4

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton to serve as our independent registered public accounting firm (“independent auditor”) for fiscal year 2020 and requests that stockholders ratify such appointment. For a discussion of factors considered by the Audit Committee in connection with the appointment of Grant Thornton, see “Audit Committee Report – Auditor Selection.”

Grant Thornton audited our consolidated financial statements for 2019 and 2018. Representatives of Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by stockholders. Ratification of the appointment of Grant Thornton as our independent auditor requires a majority of the votes entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting. If our stockholders do not ratify Grant Thornton as our independent auditor, the Audit Committee will reconsider its decision. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, and without re-submitting the matter to the Company’s stockholders, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees for professional audit services provided by Grant Thornton for the audit of our annual financial statements for the fiscal years ended December 31, 2019 and 2018, and fees billed for other services provided by Grant Thornton during those periods:

Type of Fees	2019	2018
Audit fees	1,684,695	$1,703,144
Audit-related fees	—	26,250
Tax fees	—	—
All other fees	20,164	12,894
Total fees	1,704,859	$1,742,288

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our compliance with OMB Circular A-133. The audit fees provided by Grant Thornton also include services that were provided in connection with certain non-U.S. statutory audits.

Audit-Related Fees

Audit-related fees comprise fees for professional services rendered by Grant Thornton and include employee benefit plan audits, due diligence related to acquisitions and accounting consultations that are not reported in “Audit Fees.”

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. There were no services rendered by Grant Thornton in 2019 or 2018 that met the above category description as such services were performed by other service providers.

All Other Fees

These are fees for professional services rendered by Grant Thornton for products and services other than the services reported in “Audit Fees”, “Audit-Related Fees” or “Tax Fees” and included statutory filings and related fees for the Company’s international business.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent auditor. The Audit Committee reviews and approves the independent auditor’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent auditor, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chair so approves any such engagement, he or she will report that approval to the full Audit Committee at its next meeting.

PROPOSAL 4

Approval of Fees

Our Audit Committee has reviewed all of the fees described above. In connection with the Audit Committee’s review and approval of the amount of fees paid to the independent auditor for audit, audit-related and other services, the Audit Committee considers, among other factors:

●	The independent auditor’s qualifications and quality control procedures;

●	The quality of the independent auditor’s overall performance;

●	The complexity of the audit and related services in a particular year;

●	Publicly available information concerning audit fees paid by peer companies; and

●	The impact, if any, of the level of audit and non-audit fees on the auditor’s independence.

The Audit Committee believes that such fees are compatible with maintaining the independence of Grant Thornton.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board, and each of the members of the Audit Committee has been determined by the Board to be “independent” under the applicable NASDAQ standards. The Board has also determined that all of the members of the Audit Committee are “financially literate” under the NASDAQ rules. The Audit Committee’s Chairman, Mr. Michael Van Handel and Committee member Dr. Srikant M. Datar each qualify and are designated as “audit committee financial experts”, as defined by the SEC.

Audit Committee Duties

Under the Audit Committee’s Charter, the committee’s duties and responsibilities include, among others:

●	Oversight of the relationship with the independent auditor, including being directly responsible for the appointment and compensation of the Company’s independent auditor;

●	Assessing the qualifications, performance and independence of the Company’s independent auditor;

●	Reviewing the activities, qualifications and performance of the Company’s internal audit function;

●	Monitoring financial reporting and disclosure and related matters;

●	Reviewing and evaluating the Company’s overall risk profile, the procedures and policies adopted to identify and manage such risks and related disclosures;

●	Retaining independent external advisors as the Audit Committee determines necessary or appropriate;

●	Annually reviewing the adequacy of the Audit Committee’s charter and the Audit Committee’s own performance; and

●	Preparing this report to the Company’s stockholders.

The Audit Committee also periodically reviews the Company’s Code of Business Ethics and Conduct and receives reports from the Company’s Compliance Committee, which is charged with the implementation of the Code of Business Ethics and Conduct. In connection with these responsibilities, the Audit Committee oversees the Company’s procedures for the receipt, retention and treatment, on a confidential basis, of any complaints received by the Company’s Compliance Committee. The Company encourages employees and third-party individuals and organizations to report concerns about our accounting, internal accounting controls, auditing matters or other matters that may or appear to involve financial or any other wrongdoing.

Audit Committee Oversight Role

In performing its functions, the Audit Committee acts in an oversight capacity. In that role the Audit Committee relies on the work and assurances of: the Company’s management, which has the primary responsibility for financial statements and reports, internal controls and financial reporting processes; the internal audit function; and the independent auditor that, in its reports, expresses opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles (“US GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee Activities

During the year, the Audit Committee meets with management and representatives of the independent auditor and the internal audit function to review and discuss the Company’s quarterly financial statements before the Company’s results are released to the public. Members of the Committee also review the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K. In the course of these activities, the Audit Committee:

●	Reviews the scope of, overall plans for and status of the annual audit and internal audit program;

●	Consults with management, the internal audit function and the independent auditor on topics such as the Company’s processes for risk assessment and risk management and related disclosures;

●	Reviews and approves the Company’s policy for preapproval of audit and permitted non-audit services by the independent auditor;

●

Reviews with management, the internal audit function and the independent auditor the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer;

●	Receives advice on critical accounting policies and the impact of new accounting principles and guidance; and

●

Reviews significant legal and other developments in the Company’s processes for monitoring compliance with law and Company policies and oversees the activities of the Company’s Chief Ethics and Compliance Officer and management’s Compliance Committee.

The Audit Committee meets, not less than annually, with the independent auditor, in each case with and without members of management present, to discuss the results of the auditor’s examinations and evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting.

AUDIT COMMITTEE REPORT

Review of Fiscal 2019 Financial Statements

The Audit Committee reviewed and discussed with our management and with our independent auditor, Grant Thornton, the consolidated financial statements of ICF and its subsidiaries and related notes, the disclosures under the headings “Management’s Discussion and Analysis” and “Management’s Report on Internal Controls”, and other financial disclosures as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In connection with this review, the Audit Committee:

●

Discussed with Grant Thornton those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 (Communication with Audit Committees) of SEC Regulations S-X; and

●

Received from Grant Thornton the written communications required by Ethics and Independence Standard No. 3526 (Communication with Audit Committees Concerning Independence), issued by the PCAOB, as to Grant Thornton’s compliance with all rules, standards, and policies of the PCAOB and SEC governing auditor independence.

Based on the activities, reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in our 2019 Form 10-K.

Auditor Selection

As described under the heading, “Proposal 4: Ratification of the Selection of the Independent Registered Public Accountant”, the Audit Committee also approved the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2020 as being in the best interest of the Company. Grant Thornton has served as the Company’s independent auditor since the Company went public in 2006.

In connection with the appointment of the independent auditor, the Audit Committee discusses and considers factors such as the following:

●	The independent auditor’s historical and recent performance on the audit, taking into account the views of management and the internal audit function;

●	External data relating to audit quality and performance, including recent PCAOB reports on the independent auditor and its peer firms;

●	The familiarity of the independent auditor, and the team assigned to the Company’s audit and related work, with the government services industry;

●	The independent auditor’s tenure as the Company’s independent auditor and its familiarity with the Company’s accounting policies and practices and internal control over financial reporting;

●	The independent auditor’s capacity, capability and expertise in handling the breadth and complexity of the Company’s global operations;

●	The independent auditor’s independence and objectivity and the quality and candor of communications within management and the Audit Committee; and

●	The appropriateness of the auditor’s fees for audit and non-audit services.

For a discussion of factors considered by the Audit Committee in reviewing the amount of fees paid to Grant Thornton for audit and other services, see “Proposal 3: Ratification of the Selection of the Independent Registered Public Accountant – Approval of Fees”.

The Audit Committee also reviews and considers the performance of the lead audit partner. Under applicable law, the lead audit partner must rotate after five (5) years, The Audit Committee held discussions with Grant Thornton about the transition of the lead audit partner in 2020, as the Company’s current lead audit partner is serving in that capacity for his first year. The process for selection of the Company’s lead audit partner pursuant to this rotation policy will involve meetings between the Chair of the Audit Committee and the candidate for the role, as well as discussions and meetings with the Audit Committee and management.

Audit Committee

/s/ Michael J. Van Handel
Michael J. Van Handel, Audit Committee Chairperson

/s/ Peter M. Schulte
Peter M. Schulte

/s/ Dr. Srikant M. Datar
Dr. Srikant M. Datar

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Meetings in 2019

The table below shows the number of Board and Committee meetings held in 2019. Our Board has eight (8) regularly scheduled meetings per year and special meetings are called as the need arises. These meetings are usually held at our headquarters in Fairfax, Virginia.

Number of Meetings Held
Board of Directors	8
Audit Committee	8
Compensation Committee	6
Governance and Nominating Committee	4

Directors are expected to attend Board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve. During 2019, each director attended at least 75% of the total meetings of the Board and those committees on which he or she served. Mr. Wasson was not appointed to the Board until October 2019 and attended all meetings as a Director held after that point. Each director attended our annual meeting of stockholders held in 2019.

Corporate Governance Guidelines

Our Board has established a set of Corporate Governance Guidelines that addresses such matters as, among other things, the roles of the Board and management (including the role of the Lead Independent Director), Board and director responsibilities, Board composition, selection of directors, operations of the Board (including meetings), and functions of the Board committees. The Board believes such guidelines, which are reviewed at least annually, are appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Director Independence

The Board has affirmatively determined that Ms. Eileen O’Shea Auen, Ms. Cheryl W. Grisé, Dr. Srikant M. Datar, and Messrs. Randall Mehl, Peter M. Schulte and Michael Van Handel, are independent directors in accordance with the requirements of NASDAQ and the rules of the SEC. We believe we comply with all applicable requirements of the SEC and NASDAQ relating to director independence and the composition of the committees of our Board.

Board Leadership Structure; Lead Independent Director

In August of 2019, the Company announced, as part of a succession plan, that Mr. John Wasson would be appointed as President and CEO, and that the Company’s then Chairman and CEO, Mr. Sudhakar Kesavan, would assume the position of Executive Chair. Mr. Wasson and Mr. Kesavan assumed such roles on October 1, 2019, resulting in an executive Chair of the Board and an executive CEO. Consistent with its past practice when Mr. Kesavan served as both Chairman of the Board and CEO, the Board believes having executives serve in these roles (rather than having an independent Chairman) is appropriate and in the best interests of the Company and its stockholders because it provides the following advantages:

●	The executives are the directors most familiar with the Company’s business and industry and are best situated to lead Board discussions on important matters affecting ICF International; and

●	Having executives serve in such roles creates a firm link between management and the Board and promotes the development and implementation of corporate strategy.

The Board continues to believe that, when an executive serves as the chair of the Board, it is in the best interests of the Company and its stockholders to designate a Lead Independent Director who is an independent director and, among other duties:

●	Chairs any meeting of the independent directors in executive session;

●	Facilitates communications between other members of the Board and the Executive Chair and President and CEO; however, each director is free to communicate directly with the Executive Chair;

●	Works with the Executive Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consults with the Executive Chair on matters relating to corporate governance and Board performance;

●

Leads the deliberation and action by the Board or a Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, oversees and participates in the annual board evaluation and succession planning process;

●	Participates in the Compensation Committee’s annual performance evaluation of, and succession planning for, the Executive Chair; and

●	Meets with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

The charter of the Governance and Nominating Committee calls for the annual review of the Lead Independent Director position. The Company believes that having a Lead Independent Director, particularly in presiding over executive sessions of independent directors, effectively encourages full engagement of all directors. Eileen O’Shea Auen was first appointed to serve as our Lead Independent Director as of June 5, 2015 and has been appointed each year since.

Each of our directors other than Messrs. Kesavan and Wasson is independent, and the Board believes that the independent directors provide effective oversight of management. The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business affairs and the issues it faces.

The Board believes that its programs for overseeing risk, as described under “Risk Oversight” below, would be effective under a variety of leadership frameworks; therefore, this factor does not materially affect its choice of structure.

CORPORATE GOVERNANCE AND BOARD MATTERS

Risk Oversight

Our business is subject to various types of risk. Some of the Company’s most significant risks are outlined in our 2019 Form 10-K under Item 1A, “Risk Factors.”

Our Board provides guidance to management regarding our strategy, including in connection with review of our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company.

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. As described more fully below, the Board fulfills this responsibility both directly and through its standing committees, each of which assists the Board in overseeing portions of the Company’s overall enterprise risk management (“ERM”) program.

The Company’s ERM program is designed to identify, assess, monitor and manage the Company’s risks. As part of the annual ERM cycle, the Company:

●	Defines risk profiles and identifies existing and new/emerging risks.

●

Conducts and completes regular enterprise risk assessments to ascertain and define the most significant risks facing the Company, which incorporate input from multiple levels of management and our Board. This process includes the evaluation and prioritization of the most significant risks facing the Company across major risk categories, and takes into account multiple factors, including the potential impact of risk events should they occur, the likelihood of occurrence and the effectiveness of existing risk mitigation strategies.

●	Develops action plans to monitor, manage and mitigate risk. The responsibility for managing each of the highest-priority risks is assigned to one or more of the Company’s senior executives.

●

Includes regular reporting from management to the Board on the status and completion of actions associated with the risks identified as part of the current ERM program. In addition, management provides more detailed briefings throughout the year to the Board regarding the most significant risks identified in the current ERM program.

As described above, the Board oversees a number of risks, which include those associated with major operational activities, cybersecurity and risks associated with potential acquisitions. The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance and Nominating Committee manages risks associated generally with governance, the independence of the Board and potential conflicts of interest.

Board Evaluation

Each year, the directors undertake an evaluation for the Board and each committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its committees. As part of this evaluation, the directors are asked to consider the role of the Board and its committees, relations with management, composition and meetings. The responses and comments are compiled by the Corporate Secretary and presented to the Governance and Nominating Committee for initial review. The responses and comments are then presented to each committee and the full Board. Where appropriate, the Governance and Nominating Committee may consider feedback received from the evaluation process as part of the Director nominations the Governance and Nominating Committee submits to the full Board (and, where applicable, recommendations for assignments of Board members to various committees). In addition, every other year as part of the Board evaluation process, the Lead Independent Director and the Governance and Nominating Committee Chair meet individually and hold peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Board Committees

The Board has three (3) designated standing committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Each committee is composed entirely of independent directors, as defined by NASDAQ. Each committee has a charter, and a current copy of each committee charter can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icf.com).

CORPORATE GOVERNANCE AND BOARD MATTERS

Name	Audit	Compensation	Corporate Governance & Nominating
Eileen O’Shea Auen (I)(L)		●	●
Dr. Srikant M. Datar (I)	●*		▲
Cheryl W. Grisé (I)		▲	●
Sudhakar Kesavan
Randall Mehl (I)		●
Peter M. Schulte (I)	●	●
Michael J. Van Handel (I)	▲*
John M. Wasson

▲ – Chair ● – Member * – Audit Committee Financial Expert (I) – Independent (L) – Lead Independent Director

Audit Committee

●	The Board has a designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act.

●	The Audit Committee is expected to meet at least four (4) times per year.

●

Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and, in accordance with the listing standards of NASDAQ, each Audit Committee member is financially literate.

●	Dr. Datar and Mr. Van Handel are each an “audit committee financial expert” as defined under SEC rules.

●	Dr. Datar and Mr. Van Handel also qualify as financial experts in accordance with the listing standards of NASDAQ applicable to Audit Committee members.

The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement under “Audit Committee Report.”

Audit Committee	Responsibilities:
	●	appoint the Company’s independent auditor;

Michael J. Van Handel Dr. Srikant M. Datar	●	review the financial reports and related financial information provided by the Company to governmental agencies and the general public;
Peter M. Schulte
	●	monitor compliance with the Company’s Code of Business Ethics and Conduct (the “Code of Ethics”);

	●	review the Company’s system of internal and disclosure controls and the effectiveness of its control structure;

	●	review the Company’s accounting, internal and external auditing, and financial reporting processes;

	●	review other matters with respect to our accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention;

	●	approve the engagement of other firms engaging in audit services for the Company, such as in an acquisition capacity;

	●	approve all of the non-audit services provided by the independent auditor in accordance with the Audit Committee’s pre-approval procedures; and
Meetings held in 2019: 8
	●	after each meeting, report to the full Board regarding its activities.

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee

●	The Board has a designated standing Compensation Committee.

●	The Compensation Committee is expected to meet at least three (3) times per year.

●	Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and meets the requirements of NASDAQ Rule 5605(d)(2)(A).

●

See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation.

The report of the Compensation Committee required by the rules of the SEC is included in this Proxy Statement under “Compensation Committee Report.”

Compensation Committee	Responsibilities:
	●	assist the Board in its responsibilities related to management, organization, performance, and compensation;
Cheryl W. Grisé
Eileen O’Shea Auen	●	consider and authorize the Company’s compensation philosophy;
Randall Mehl
Peter M. Schulte	●	evaluate senior management’s performance and approve all material elements of executive officer compensation;

	●	review administration of the Company’s incentive compensation, retirement, and equity-based plans; and

Meetings held in 2019: 6	●	after each meeting, report to the full Board regarding its activities.

Governance and Nominating Committee

●	The Board has a designated standing Governance and Nominating Committee.

●	The Governance and Nominating Committee is expected to meet at least three (3) times per year.

●	In 2019, the Governance and Nominating Committee took more direct oversight of the Company’s environmental, social and governance activities and related reporting.

Governance and Nominating	Responsibilities:
Committee	●	identify and recommend candidates to be nominated for election as directors at the Company’s Annual Meeting, consistent with criteria approved by the full Board;

Dr. Srikant M. Datar	●	annually evaluate and report to the Board on its performance and effectiveness;
Eileen O’Shea Auen
Cheryl W. Grisé	●	annually review the composition of each Board committee and present recommendations for committee membership to the full Board as needed;

	●	research, evaluate, and make recommendations regarding director compensation;

	●	consider and advise the Board on matters relating to the affairs or governance of the Board;

	●	consider matters relating to senior management succession;

	●	review and approve all potential “related person transactions” as defined under SEC rules; and
Meetings held in 2019: 4
	●	after each meeting, report to the full Board regarding its activities.

Compensation Committee Interlocks and Insider Participation

Ms. Auen, Ms. Grisé, and Messrs. Mehl and Schulte were the members of our Compensation Committee during the year ended December 31, 2019.  None of them is or was an officer or employee of the Company.  None of our executive officers served as a member of the Board or the Compensation Committee of any entity that has one (1) or more executive officers serving as a member of our Board or Compensation Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Process for Selecting and Nominating Directors

As noted in the accompanying chart, we will consider candidates for director who are recommended by stockholders. Stockholder recommendations should be submitted in writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and pursuant to the Company’s Bylaws (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares of the Company which are, directly or indirectly, owned by such stockholder, as well as options, warrants, convertible securities, SARs, and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right, directly or indirectly, to vote any shares of any security of the Company; (iv) any short interest in any security of the Company directly or indirectly owned by such stockholder; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary (in accordance with the time periods prescribed for delivery of notice under the Company’s Bylaws) at the above address a written response to a questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

Director Selection Criteria
Established/Scheduled
Governance and Nominating Committee and Board of Directors establish the membership criteria

Director Selection
Candidate Recommendations
From: Directors, Stockholders, professional search firms or other persons

Governance and Nominating Committee
● Evaluates candidates for the Board
● Reviews qualifications, background, and diversity of potential candidates
● Interviews potential candidates
● Recommends nominees to the Board

Board of Directors
● Interviews potential candidates
● Reviews and analyze candidates’ independence
● Selects final nominations

Stockholders
● Vote on candidates at Annual Meeting

Executive Stock Ownership Policy

The Company strives to ensure alignment with stockholder interests by means of ensuring that Company executives have an equity stake in the Company that is consistent with the long-term performance of the Company. In 2018, the Compensation Committee adopted a revised Executive Stock Ownership Policy (the “2018 Executive Stock Ownership Policy”) that became effective on January 1, 2019, which increased the level of stock ownership the CEO is required to hold.

The 2018 Executive Stock Ownership Policy requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as shown below:

● Executive Chair	5x
● CEO:	5x
● Other NEOs:	2x
● Other designated executives:	1x

CORPORATE GOVERNANCE AND BOARD MATTERS

The following types of equity count toward satisfying the stock ownership requirement: (i) any shares held outright as a result of vested RSUs or PSAs, (ii) shares acquired through the exercise of stock options or purchased through the Company’s employee stock purchase plan (“Employee Stock Purchase Plan”) qualified pursuant to Section 423 of the Internal Revenue Code (“Code”) or through the open market, (iii) unvested RSUs, and (iv) vested in-the-money stock options. In addition, designated executives are required to hold all shares acquired from vested RSUs, vested PSAs and stock option exercises, net of shares withheld for taxes, until they meet the 2018 Executive Stock Ownership Policy requirements.

For designated executives (including NEOs) as of January 1, 2015, ownership levels are to be achieved within five (5) years of that date, and for executives appointed after such date, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that year. As of March 31, 2020, each of our NEOs either met these stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period.

Board Stock Ownership Guidelines

The Board believes that its members should be incentivized to focus on the Company’s long-term stockholder value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board are expected to own shares of Company common stock valued at five (5) times such director’s annual cash meeting retainer, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $300,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board. As of March 31, 2020, each of our non-employee directors either met these stock ownership guidelines or is expected to meet the ownership guidelines within the specified time period.

Director Continuing Education

The Board believes that director continuing education is important for maintaining a current and effective Board and has adopted a Director Continuing Education Policy. The Company’s policy encourages directors to participate in continuing education and accredited director education programs, with the intent of becoming and remaining well informed about the Company, its industry and business, its relative performance to its competitors and regulatory issues and economic trends affecting the Company.

Prohibitions on Derivatives Trading, Hedging and Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). In addition, stock grant agreements prohibit the pledging or assignment of awards. Each of the NEOs and directors complied with this policy during fiscal year 2019.

Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. In April of 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy, which is applicable to our Directors, Section 16 reporting officers, and other designated officers of the Company. The new policy establishes a complete restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts.

Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind-down and conclude any legacy arrangements. One Director has legacy pledging arrangements established in compliance with the prior policies of the Company and that encompass less than 20% of his holdings in securities of the Company. As of the effective date of the Company’s new policy, the Board determined that the prior arrangement, which was established consistent with prior Company policy did not create a potential impropriety or conflict.

Stockholder Engagement and Communications with the Board

During the course of each year, the Company’s management and members of the Board endeavor to engage with a significant portion of our stockholders. This is done through multiple forums, including quarterly earnings presentations, our annual meeting of stockholders, our annual Investor Day, investor conferences and web communications, as well as our SEC filings, our annual report and our proxy statement.

Additionally, you may contact the Board by sending a letter marked “Confidential” and addressed to the Board, ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board, specific committees or individual directors, as appropriate. Communications that are intended specifically for the Lead Independent Director, the independent directors or non-management directors should be marked as such.

Political Contributions and Lobbying

The Company encourages our employees to be active in civic and community activities, including participation in the political and democratic process. Our policy also encourages employees to ensure that those individual activities are kept separate from their work for the Company.

The Company does engage, from time to time, in discussions with various levels of governments on public policy issues. While our activities in this area are fairly limited, when we determine it is in the best interest of the Company to do so, we work with governments to provide information and perspective that support our point of view, including through government relations professionals. The Company, and those who act on our behalf, meet registration, disclosure and other reporting requirements regarding these activities.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation Table for 2019

The following table provides the compensation earned by individuals who served as non-employee directors of the Company during 2019.

Name(1)	Fees Earned Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(4)
Eileen O’Shea Auen	$113,500	$132,546	-	-	-	-	$246,046
Dr. Srikant M. Datar	102,500	132,546	-	-	-	-	235,046
Cheryl W. Grisé	93,500	132,546	-	-	-	-	226,046
Peter M. Schulte	87,500	132,546	-	-	-	-	220,046
Michael Van Handel	89,500	132,546	-	-	-	-	222,046
Randall Mehl	75,500	132,546	-	-	-	-	208,046

(1)

Sudhakar Kesavan and John Wasson are not included in this table because during 2019, they were employees of the Company and therefore received no compensation for their respective director service. The compensation received by Mr. Kesavan and Mr. Wasson as employees of the Company is shown in the 2019 Summary Compensation Table.

(2)	Represents the meeting retainers and annual payments earned in 2019.

(3)

Directors receive a director equity award in the annual amount of $120,000, issued on the first business day of July following the annual meeting for continuing Directors and Directors appointed at the annual meeting, with such grant vesting in equal quarterly increments on September 1, December 1, March 1 and June 1, representing the grant date fair value for such stock computed in accordance with FASB ASC Topic 718. All other payments, including meeting retainers, are paid in cash.

(4)	Total Compensation for each director may differ from the sum of the individual components due to changes in roles and/or committee assignments during 2019.

Director Compensation

The following discussion outlines the compensation that was earned by our non-employee directors during 2019. The compensation of our Board is evaluated from time to time by our Governance and Nominating Committee.

Directors who are employed by us do not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

For the first half of 2019, each director was paid as follows:

●	Directors received an annual equity award in the form of RSUs, based upon an award amount of $120,000, which vests quarterly over a one-year period.

●	All other Director compensation was paid in cash, on the first business day of each fiscal quarter.

●

Cash fees were pro-rated based upon the date of a Director’s departure from the Board for the upcoming quarter, provided that a Director who serves until the annual meeting of stockholders received the full amount of cash fees for such fiscal quarter.

●	Cash fees for new Directors were pro-rated based upon the date of the Director’s appointment to the Board.

The amounts of director compensation had not been significantly changed since 2011.

On July 1, 2019, based on a comprehensive review of the pay structures and values at our peer companies, completed by our independent compensation consultant, Aon, changes to our director compensation were implemented to move our total compensation structure closer to the 50th percentile. In addition to the annual equity award noted above, the annual retainers were increased. The annual cash meeting retainer was increased to $75,000, covering the six (6) regular Board meetings during the year, one (1) annual meeting of stockholders, and a reasonable number of special Board meetings. The chair of the Audit Committee received a cash retainer of $32,000 (inclusive of the additional member fee) and each other Audit Committee member received a cash retainer of $12,000. The chair of the Compensation Committee received a cash retainer of $18,000 (inclusive of the additional member fee) and each other Compensation Committee member received a cash retainer of $8,000. The chair of the Governance and Nominating Committee received a cash retainer of $18,000 (inclusive of the additional member fee) and each other Governance and Nominating Committee member received a cash retainer of $8,000. The retainer for the Lead Independent Director was increased to $30,000. The average of the aggregate of all fees (including equity) paid to directors during any year is limited to $400,000.

We expect our director compensation to remain unchanged for 2020.

Code of Ethics

The Company has a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is updated from time to time to reflect changes in laws, best practices and the Company’s business.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Code of Ethics and all Board committee charters are posted in the “Investors – Corporate Governance” portion of our website (www.icf.com). A copy of any of these documents is available in print (free of charge) to any stockholder who requests a copy by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. The Company will disclose on its website at www.icf.com , to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.

Certain Relationships and Transactions with Related Persons

Our Code of Ethics, which applies to all directors, executive officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us and/or our stockholders. In addition, the Board has a policy and process for reviewing and evaluating interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and their affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis. As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose any personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary. The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers or Board members to the Governance and Nominating Committee.

There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the section captioned “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Other Transactions Considered for Independence Purposes

For each director and nominee for director who is identified as independent, the SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as related person transactions, but that were considered by the Board in determining that the director is independent. There were no transactions that the Company believes are related person transactions. There were, however, transactions with independent directors that did not rise to the level of a related person transaction, but that were considered for independence purposes. These included contracts with two companies in each case involving a single ICF director who also served as independent director for such company. The contracts involved small amounts of monetary compensation. Further, the director’s sole connection was by virtue of service as an independent director with each respective company and having no control over decisions made with respect to the awarded contracts. The Board affirmatively determined that each such transaction did not impair the applicable director’s independence.

Environmental, Social and Governance – Corporate Commitment to Corporate Responsibility

ICF’s Approach to Corporate Citizenship. ICF was founded in 1969 with a mission to address the social and economic issues found at the time in the US urban core. As we have grown, that same sense of mission has been honed and refined over time and is reflected in our recently restated purpose: To build a more prosperous and resilient world for all. We view some of the key imperatives of this purpose to be:

● Invest in our employees ● Serve our clients with integrity ● Minimize our impact on the planet	● Give back to our communities and society ● Create long-term value for our stockholders

To stay true to our purpose, ICF has been committed since 2006 to be carbon neutral. Beyond that one metric, we seek to have a positive impact in the societies in which we operate and on the planet we share. As a symbol of that commitment, ICF is now a signatory of the UN Global Compact on human rights, labor, environment, and anti-corruption.

Corporate Responsibility Report and Awards. Each year we highlight salient aspects of our commitment in our Corporate Responsibility Report. Below are highlights from our most recent report published in October 2019. Please read our most recent corporate responsibility report posted on the “Company – Corporate Responsibility” portion of our website (www.icf.com). Shortly after publishing, our report won MarCom Awards in 2019 for corporate citizenship reporting.

CORPORATE GOVERNANCE AND BOARD MATTERS

(1)	Annual external audit concluded no statistically significant disparities across genders for comparable incumbents in the same roles.
(2)	This update reflects ICF’s percentage for the full year 2019, which occurred after the publication of the Corporate Responsibility Report.

Carbon Targets and Performance. ICF recognizes the risks and opportunities due to climate change caused by increased carbon emissions. ICF’s climate experts communicate those opportunities and risks to our executive leaders and our board. Since 2006 ICF has committed to be carbon neutral, which we achieve through three activities:

●	Reduce. Lease more efficient facilities. Maximize virtual tools to travel less. Engage our people to work more sustainably. Purchase more eco-friendly products.

●	Buy renewable energy. Purchase Renewable Energy Certificates equivalent to 100% of the electricity used by our global operations.

●

Buy carbon offsets. After taking the measures above, we buy high-quality carbon offsets equivalent to the measured carbon emissions of our global operations: all of scope 1 and scope 2 emissions, plus a significant portion of scope 3 emissions from business travel and employee commuting.

By way of background, Scopes 1, 2 and 3 referenced in this section refer to defined terms established by the Greenhouse Gas Protocol. In this regard, Scope 1 refers to direct greenhouse gas emissions from sources owned or controlled by ICF; Scope 2 refers to greenhouse gas emissions from purchased electricity; and Scope 3 refers to greenhouse gas emission sources beyond the walls of our facilities. With respect to Scope 3, ICF measured business travel and commuting only.

Since establishing our baseline emissions in 2013, we have shrunk our carbon footprint by every measure: in absolute terms, as well as intensity per employee, revenue, and leased space (see graphic below). We achieved this ahead of our target. In 2019, ICF embarked on a new effort at the forefront of science-based target setting and to further reduce our carbon footprint.

ICF Grows While Emissions Decline, 2013-2018

Emissions depicted include all of scope 1 and scope 2, plus a significant portion of scope 3—emissions from business travel and employee commuting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Strength is our People. The “average” ICF employee is anything but average. We are change agents, committed to inspiring our teams, clients, and ourselves to make big things possible. As a company, this motivates us to provide—and anticipate—the environment, tools, and systems that allow our people to thrive. All of which help us retain a turnover rate lower than industry average.

●	Culture of Openness: A corporate environment that’s stimulating, supportive, respectful, and encourages free expression.

●	In-House Learning Center: Tools and resources to keep employees ahead of best practices in their industry, hone leadership skills, and stay on track to reach their career goals.

●	Rewards: A comprehensive compensation and benefits program, in addition to a recently launched internal rewards and recognition program.

We have employees from 80 different homelands, speaking over 70 different languages. We have employees across 5 generations in the workplace and over 55% of our workforce is women.  Moreover, we have gender equity among leadership, which has grown from 51% women in 2014 to 56% women in 2019.

Impact for Good. ICF’s impact on our society goes far beyond corporate citizenship metrics. Through our work we are tackling climate change, improving health and education, reducing injustice and inequality, and spurring economic growth. Our energy efficiency programs keep millions of tons of CO2 out of the atmosphere while helping utility customers lower their bills. Our environmental services professionals enable critical infrastructure like high speed rail and offshore windfarms while they protect essential wilderness and cultural assets. For decades we have been a critical implementer and supporter of public health programs, like BioSense, the primary U.S. syndromic health surveillance system, and have provided essential assistance to social programs like Head Start. Our communications work is a critical link between governments and their citizenry, on issues ranging from health (like the Smokefree.gov program to help Americans stop smoking) to the prevention of extremism and encouragement of European integration through the Erasmus+ program that brings citizens together from across the European Union. These efforts, and many more, form the core of ICF’s impact on society.

Of our $1.478 billion revenue, ICF estimates that at least:

$650+ million is derived from services delivering positive social impact—health, education, development, social justice programs

$550+ million is generated from services creating positive environmental impact—reducing energy consumption, managing carbon footprint, protecting natural resources.

We believe the balance of other work is socially responsible and while such work may not directly support social impact or sustainability efforts, such work is not inconsistent with ICF’s overall commitment to making a positive social impact and our commitment to sustainability.

EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The following table includes information with respect to the individuals who served as our executive officers as of March 31, 2020.

The age indicated for each individual is as of December 31, 2019.

Name	Age	Title
Sudhakar Kesavan	65	Executive Chair
John Wasson	58	President and Chief Executive Officer
James C. Morgan	54	Executive Vice President and Chief of Business Operations
Bettina G. Welsh	56	Senior Vice President and Chief Financial Officer
Sergio Ostria	57	Executive Vice President – Client Services and Innovation
Theresa Golinvaux	45	Senior Vice President and Corporate Controller

Names in BOLD are Named Executive Officers for the Company.

Biographical information for Mr. Kesavan and Mr. Wasson can be found on their respective director pages in Proposal 1.

James C. Morgan served as the Company’s Executive Vice President and Chief Financial Officer (“CFO”) from the time he joined the Company in 2012 until February 2020, when he became Executive Vice President and Chief of Business Operations. From 2011 until his employment by the Company, Mr. Morgan served as a member of the Board of Directors and as the Executive Vice President and Chief Financial Officer of Serco, Inc., a division of Serco Group PLC. From 1993 until 2011, Mr. Morgan held a number of positions at Science Applications International Corporation (“SAIC”); in particular, Senior Vice President and Senior Financial Officer, Strategic and Operational Finance from 2005 until 2011 and Senior Vice President, Business Transformation Officer from 2008 until 2011. Previously, Mr. Morgan was an Experienced Senior Consultant in the Special Services and Contracting Group at Arthur Andersen & Company. Mr. Morgan received his Bachelor of Science in Accounting from North Carolina State University and his Masters in Business Administration from George Washington University. Mr. Morgan has been a Certified Public Accountant; his license is currently inactive.

Bettina G. Welsh assumed the position of the Company’s CFO on February 29, 2020, after serving as the Senior Vice President, Finance since her arrival in 2019. Prior to joining the Company, Ms. Welsh was the Chief Financial Officer at LMI, a $300M professional consulting firm dedicated to improving the management of government. Formerly at Leidos (and previously SAIC), a $10B global leader in the defense, intelligence, homeland security, civil, and health markets, Ms. Welsh held several finance leadership roles during her 17 years with that company, including Chief Audit Executive and the CFO for the $3.5B National Security Sector of Leidos. Before joining Leidos in 2001, Ms. Welsh spent 13 years with PricewaterhouseCoopers as a Principal Consultant/Senior Manager. Ms. Welsh holds a Bachelor’s degree in Economics from Swarthmore College and a Master of Accountancy degree from George Washington University. She is a Certified Public Accountant and was an attendee of Wharton’s Executive Development Program.

Sergio Ostria serves as an Executive Vice President, Client Services and Innovation. He previously led the Company’s Energy, Aviation and Infrastructure (“EAI”) Group, which houses over 1,400 professionals specializing in energy markets consulting, energy efficiency program design and implementation, environmental planning and assessment of infrastructure investments, and aviation industry consulting. Prior to leading the Company’s EAI Group, Mr. Ostria led the Company’s following businesses: from 2011 to 2015, the Energy, Environment & Transportation Group; from 2008 to 2011, the Energy, Climate and Transportation group; from 2006 to 2008, the Company’s Environment, Transportation and Regulation group, and from 1999 to 2006, the Company’s Transportation practice. Prior to joining the Company, from 1997 to 1999, Mr. Ostria served as a Principal with Hagler Bailly, Inc., an energy, environmental, and transportation consultancy; and from 1996 to 1997 he served as a Vice President with Apogee Research, Inc., a transportation and environmental consultancy that was acquired by Hagler Bailly in 1997. Prior to these positions, Mr. Ostria was a Senior Associate with DRI/McGraw-Hill, a Senior Analyst with Jack Faucett Associates, Inc., and an Analyst with Energy and Environmental Analysis. Throughout his consulting career, Mr. Ostria has specialized in the design, implementation, and evaluation of integrated, systems-oriented approaches to solving challenges that transcend the energy, environment, and transportation fields. Mr. Ostria has a Master of Arts in Economics from The George Washington University and a Bachelor of Arts in Economics from University of Maryland.

Theresa Golinvaux joined ICF in May 2019 as Senior Vice President and Corporate Controller. Prior to joining the Company, Ms. Golinvaux served, from May 2018 until January 2019, as Vice President, Corporate Controller and Chief Accounting Officer at Engility, a multi-billion dollar publicly traded company, which was recently acquired by SAIC. Prior to joining Engility, Ms. Golinvaux served as Vice President, Corporate Controller and Chief Accounting Officer for Vencore from January 2016 to May 2018, and worked at SRA International, Inc. from March 2003 until January 2016, where she held several positions including Director of Technical Accounting, Group Controller, Assistant Controller for Financial Reporting, and Vice President, Corporate Controller, and Principal Accounting Officer. Ms. Golinvaux is also a Certified Public Accountant.

CEO PAY RATIO

CEO PAY RATIO

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, John Wasson, to the median of the annual total compensation of our other employees.

For the fiscal year ended on December 31, 2019, the median of the annual total compensation of all employees of our company (other than our CEO) was $72,239.19. The annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $2,633,874.00.

Based on this information for 2019, we reasonably estimate that the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 37:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

Median of the Annual Total Compensation of All Employees (except CEO)	Annual Total Compensation of CEO	Ratio of CEO Pay to Median Employee Pay
(A)	(B)	(C) = (B)/(A)
$72,239.19	$2,633,874.00	37

(A)

Median employee’s compensation plus Company’s 401(k) contribution is used for the calculation. Note: due to an even number of employees, we identified the two employees whose earnings comprise the middle pair of numbers, and then selected the employee with the lower total earnings.

(B)	Data from the “Total” Column from the Summary Compensation Table disclosed for 2019 in this Proxy Statement.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used are set out below.

We determined that, as of December 31, 2019, our employee population consisted of 7,286 individuals (including full-time and part-time employees, other than the CEO). Of these individuals, 6,266 were located in the U.S. and U.S. territories, and 1,020 were located in 12 other countries around the world.

The scale of our operations in many of these foreign countries is smaller, and we employ less than 10 employees in 8 of these 12 countries.

We chose to exclude all 30 of our employees in the 8 countries as follows:

●	Cameroon: 4 employees
●	China: 6 employees
●	Ghana: 2 employees
●	Kenya: 7 employees
●	Liberia: 3 employees
●	Madagascar: 1 employee
●	Mali: 4 employees
●	Nepal: 3 employees

Additionally, we excluded 200 flexible, part-time employees in the United States that worked zero (0) hours during 2019 and therefore had $0 earnings.

In total, we excluded 3.16% of our workforce from the identification of the 'median employee', as permitted by SEC rules.

Our population, after taking into consideration the permitted adjustments described above, consisted of 7,056 employees. This includes employees who were hired in 2019 but did not work for us for the entire twelve-month period. Our adjusted employee population consisted of 6,075 employees in the U.S. and 981 international employees located collectively in Canada (146), Belgium (270), the United Kingdom (328) and India (237).

We identified our median employee based on the total taxable earnings paid during the twelve-month period ended December 31, 2019. For purposes of determining the total compensation actually paid, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2019, and the amount of any cash incentives paid to the employee in such period, as reflected in our payroll records. We did not annualize the total cash compensation of any permanent employee employed for less than the full year.

Except as described in this section, we did not rely on any material assumptions, adjustments (e.g. the cost of living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or our CEO.

For purposes of identifying the median employee, we applied the average of 12 exchange rates we used for financial statement conversion purposes for the period of January 2019 through December 2019, which are:

- 1 CAD = 0.754635USD

- 1 EUR = 1.116356 USD

- 1 GBP = 1.276838 USD

- 1 INR = 0.014205USD

Once we identified our median employee, we then determined that employee's total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table. The elements included in the CEO's total compensation are fully discussed in the footnotes to the Summary Compensation Table.

The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. Our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures. In addition, the percentage of employees outside of the United States may vary substantially from company to company. Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2020, by:

–	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

–	each of our directors and nominees for director;

–	each person who was a NEO; and

–	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 18,827,268 shares of common stock outstanding as of March 31, 2020. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options, RSUs and PSAs held by that person that were exercisable as of March 31, 2020, or within 60 days of that date. The shares issuable under those options, RSUs and PSAs are treated as if they were outstanding for computing the percentage ownership of the person holding those options, RSUs or PSAs, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is: c/o ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

	Shares beneficially owned
Name and Address of Beneficial Owner	Number	Percentage

Directors, Nominee & Executive Officers
Sudhakar Kesavan(1)	303,745	1.61%
John Wasson	84,530	*
James C. Morgan	54,811	*
Bettina Welsh	-	*
Sergio Ostria	14,395	*
Eileen O’Shea Auen	38,559	*
Dr. Srikant M. Datar(2)	39,355	*
Cheryl W. Grisé	22,203	*
Randall Mehl	4,504	*
Peter M. Schulte(3)	232,698	1.24%
Michael J. Van Handel	7,284	*
Directors, Director Nominees and Executive Officers as a group (12 persons)	802,248	4.25%

Beneficial Owners Holding More Than 5%
Dimensional Fund Advisors LP (4) Building One, 6300 Bee Cave Road Austin, TX 78746	1,487,842	7.9%
BlackRock, Inc. and subsidiaries as a group (5) 55 East 52nd Street New York, NY 10055	1,324,761	7.0%
FMR LLC(6) 245 Summer Street Boston, MA 02210	983,144	5.2%

____________________

*	Represents beneficial ownership of less than 1%.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(1)	The total number of shares listed as beneficially owned by Sudhakar Kesavan includes options to purchase 69,001 shares of common stock.

(2)

The total number of shares listed as beneficially owned by Dr. Srikant M. Datar includes 33,428 shares of common stock held in an estate planning limited liability company of which Dr. Datar is a co-manager.

(3)

The total number of shares listed as beneficially owned by Peter M. Schulte includes 1,248 shares of common stock that are held indirectly as a result of gifts to or purchases by immediate family members in his household, as well as 40,520 shares that are pledged as collateral for a personal loan, in compliance with the Company’s anti-pledging policies in place at the time of the pledging.

(4)

Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional Funds”) with the SEC on February 12, 2020, Dimensional Funds beneficially owned 1,487,842 shares of common stock as of December 31, 2019, with sole voting power over 1,438,000 shares, shared voting power over no shares, sole dispositive power over 1,487,842 shares and shared dispositive power over no shares.

(5)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 5, 2020, BlackRock beneficially owned 1,324,761 shares of common stock as of December 31, 2019, with sole voting power over 1,283,816 shares, shared voting power over no shares, sole dispositive power over 1,324,761 shares and shared dispositive power over no shares.

(6)

Based upon information contained in the Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 7, 2020, FMR beneficially owned 983,144 shares of common stock as of December 31, 2019, with sole voting power over 381,457 shares, shared voting power over no shares, sole dispositive power over 983,144 shares and shared dispositive power over no shares.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

NEOs
●	Sudhakar Kesavan, Executive Chair
●	John M. Wasson, President and CEO
●	James C. Morgan, Executive Vice President and Chief of Business Operations
●	Bettina G. Welsh, Senior Vice President and CFO
●	Sergio Ostria, Executive Vice President

In this section, we describe the material components of the Company’s executive compensation program for our NEOs, whose compensation is set forth in the 2019 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

We also provide an overview of our executive compensation philosophy and executive compensation program. In addition, we explain how and why the

Compensation Committee (for purposes of this CD&A, the “Committee”) arrived at the specific compensation decisions regarding our NEOs for fiscal year 2019.

The Committee has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided to the Company’s NEOs are similar to those provided to other members of the Company’s executive leadership team.

EXECUTIVE COMPENSATION

Fiscal 2019 – Financial Highlights

Fiscal 2019 was a record year for ICF. In 2019, the value of contracts awards won during the year reached a record $1.52 billion at year-end resulting in an annual book-to-bill ratio of 1.03. We ended the year with a strong total backlog of $2.4 billion, as well as a robust pipeline of $6.5 billion which provide positive momentum heading into 2020. Financial highlights for 2019 included the following:

●	Total revenues increased 10.5% to $1.48 billion.

●	Operating income increased 9.9% to $101.4 million.

●	Net income was $68.9 million in 2019, compared to $61.4 million in 2018.

●	Diluted earnings per shares (“EPS”) was $3.59 for 2019. This compared to $3.18 per diluted share in 2018.

Compensation Highlights

The Committee took the following actions in fiscal year 2019 and at the beginning of fiscal year 2020 to maintain the pay-for-performance nature of our executive compensation program:

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance named executive officer compensation program which, in 2019, garnered the support of 95.15% of the votes cast in favor of the program. The Say on Pay vote at the Annual Meeting (Proposal 3) will be the tenth consecutive annual Say on Pay vote by stockholders.

●

Continued utilizing PSAs as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards where executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term, and therefore, align executives’ interests with the interests of long-term stockholders.

●

The Committee conducted an annual review to ensure compliance with stock ownership guidelines. As of March 31, 2020, each of our NEOs either met the stock ownership guidelines or is expected to meet the stock ownership guidelines within the specified time period.

●

Continued the performance focus in the Company’s annual bonus program rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

●	Continued annual review of NEO compensation against best practices and market data.

●

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group and other market data from nationwide salary services are used to provide a relevant basis for determining executive pay levels.

●	Effective in February 2020, the Committee strengthened our “clawback” rights in the context of new severance arrangements with NEOs James Morgan, Bettina Welsh, and Sergio Ostria.

●

Effective in April 2020, adopted an updated and more comprehensive Hedging and Pledging Transactions Policy that establishes a complete restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts.

EXECUTIVE COMPENSATION

Stockholder-Aligned Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs as outlined below:

What We Do

✔	Our pay-for-performance executive compensation program is presented for a non-binding advisory vote during the annual meeting of stockholders.

✔	Target compensation is analyzed and compared against peer data and regressed market-based benchmarks. Actual compensation may increase or decrease depending on performance.

✔

Our selection of peer companies is balanced so the Company’s revenue is close to the median of the peer group. The peer group is reviewed annually to ensure appropriate companies are included and others removed if involved in mergers and acquisitions activities.

✔	The Committee has engaged an independent compensation consultant.

✔	We require one (1) year minimum vesting for our equity awards, except for grants totaling no more than a maximum of five percent (5%) of the shares available for grant.

✔	Our annual equity award grants provide for vesting over three (3) years for RSUs and PSAs.

✔	All NEOs and other designated executive officers are subject to stock ownership requirements which further align their interests with stockholders.

✔	The severance agreements with the NEOs have a “double-trigger” in connection with any severance benefits payable following a change of control.

✔

Our 2018 Incentive Plan includes “double trigger” accelerated vesting for equity awards in the event of a change of control of the Company plus termination within twenty-four (24) months following the change of control for our NEOs.

✔	The Compensation Committee has strengthened our “clawback” rights in the context of new severance arrangements with Mr. Morgan, Ms. Welsh and Mr. Ostria.

✔	We do not issue dividend payments on unvested equity awards.

✔	Our clawback policy covers cash and equity awards and applies to all employees.

✔	We have limited perquisites.

✔	We review tally sheets for each executive annually to ensure there is sufficient retention capability built into the pay package, and that the NEOs have similar interests as stockholders.

What We Don’t Do

Our executive officers and directors are prohibited from hedging Company shares.

Individual equity grant agreements prohibit the pledging or assignment of stock grants. As of April 2020, we have adopted a complete restriction on pledging, assignment of stock grants and establishment of margin accounts.

Our 2018 Incentive Plan prohibits the repricing of equity awards or cash-buyout of underwater stock options and PSAs.

Our 2018 Incentive Plan will not allow the recycling of shares used to exercise options or sold to pay withholding taxes.

We do not provide tax gross-ups.

Compensation Philosophy and Objectives

The fundamental objectives of the Company’s compensation philosophy remain:

Reward performance and contribution to our business. Our compensation programs are designed to reward extraordinary performance with higher compensation. Likewise, where individual performance falls short of expectations and/or Company performance lags behind budgeted plan performance, the programs deliver lower or no payouts.

Pay-for-performance and retention must be balanced. Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force we must remain competitive with the pay of our peer companies with which we compete for talent. We assess competitiveness using a peer group where the Company’s revenue is close to the peer group median. In addition, we review market benchmarks for pay across several large global compensation surveys, regressed for our company size.

Compensation should be aligned with stockholder interests. Key employees should receive a substantial proportion of their compensation as equity in order to align their individual financial interests with the financial interests of our stockholders.

The relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly by contributions to the business unit and Company achieving strategic and operational goals.

EXECUTIVE COMPENSATION

Provide reasonable perquisites for NEOs. Our compensation programs include only those perquisites commonly provided to attract and retain the NEOs and/or improve the NEO’s ability to carry out his or her responsibilities safely and effectively.

Development of Financial/Strategic Performance Goals. Each year, Company management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year. These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets and actual compensation levels.

Guidelines for ICF’s Executive Officer Compensation Program

Elements of Compensation Program. Consistent with prior years, the principal components of our NEOs’ 2019 compensation included: (i) base salary, (ii) annual incentive compensation and (iii) long-term incentive equity awards. The following table outlines the key components of our compensation program for our NEOs (excluding health and similar benefits, which are generally available to all employees).

	Compensation Element	Purpose	Design
Fixed Component	Base Salary	Provides a pay opportunity that is generally competitive with the companies with which we compete for talent	Based on performance, length of time in position and pay relative to market

Short-Term Incentive Performance-Based Component	Annual Incentive Compensation

Optimize the profitability and growth of the Company through incentives consistent with the Company’s goals

Link and align the personal interests of participants with an incentive for excellence in individual performance

Promote teamwork

Financial performance targets are established at the beginning of each fiscal year

Actual awards will be based on the performance of the Company and the executive against the fiscal year’s goals

80% of award based on financial targets and 20% based on individual performance

Long-Term Incentive Performance-Based Component	Long-Term Incentive Equity Awards

Enhance the link between the creation of stockholder value and long-term executive incentive compensation

Encourage participants to focus on long-term Company performance

Provide an opportunity for increased equity ownership by executives

Provide a retention tool for key talent

Grants are performance-based and service-based as follows:

50% performance

50% retention

50% of award = PSAs with 3-year cliff vesting based on performance metrics

 ●     2-year adjusted EPS goal

 ●     3-year rTSR goal as a modifier

50% of award = RSUs with 3-year vesting at 25%, 25%, 50% per year

Actual pay vs. target for the short-term incentive performance-based component and the long-term incentive performance-based component, and the resulting mix of pay components versus target mix, will vary due to the performance of the Company and the NEOs. This provides the Committee flexibility in awarding incentive compensation and making pay adjustments to maintain competitive levels of total compensation. For each NEO, the Committee reviews a tally sheet which assigns a dollar amount to each identified compensation element as well as current and potential wealth accumulation based on outstanding equity awards. The Committee believes the tally sheet is a useful tool to ensure there is sufficient retention capability built into existing pay packages and that the NEOs have a stake in the Company’s performance, consistent with the interests of Company stockholders.

EXECUTIVE COMPENSATION

Assessment of Annual Performance.

For purposes of compensation awards in 2019:

The Committee reviewed various performance summaries and reports and made recommendations to the Board regarding the then CEO and the then President and Chief Operating Officer (“COO”) compensation actions. In the case of executives other than the then CEO and the then President and COO, the then CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee took this input into account when determining compensation actions for other NEOs.

For purposes of compensation awards in 2020:

The Committee reviewed various performance summaries and reports and made recommendations to the Board regarding the Executive Chair and the President and CEO compensation actions. In the case of executives other than the Executive Chair and the President and CEO, including the newly appointed Executive Vice President and Chief of Business Operations and the newly appointed CFO, as well as the other NEOs, the Executive Chair and the President and CEO reviewed the performance of the executive team, provided a summary of fiscal year accomplishments by the executive team and the Company as a whole to the Committee and made recommendations to the Committee, based on these reviews and an analysis of competitive market data. The Committee took this input into account when determining compensation actions for those NEOs.

Impact of Acquisitions. Because strategic merger and acquisition transactions have historically been an integral element of the Company’s growth strategy, our executive compensation structure reflects the time and effort needed to successfully identify, negotiate and integrate acquisitions. Typically, our executives are rewarded for this element through share price appreciation in the long-term incentive component rather than receiving an explicit cash award tied to merger and acquisition transactions. However, should a transaction exceed 10% of the Company’s prior year’s gross revenue, then based on the timing and size of the acquisition, executives may be given an opportunity to earn an extra incentive with no change in previously established performance targets.

Implementing Our Objectives

Use of Market Data

ICF uses regressed survey data from several nationally recognized compensation surveys to supplement peer group data. This is especially helpful in addressing NEO roles other than the President and CEO, and CFO role. The Group Leader roles are not always consistent with the fourth and fifth paid NEOs in proxy filings of our peers in the peer group. Therefore, market data is reviewed to support the peer group data.

Use of Peer Company Data

The Committee annually reviews our peer group and the methodology for choosing participating companies. The five (5) guiding principles used for the selection of peer companies are:

•

Size: We aim for the overall peer group median to approximate our revenue, and we generally select peers between 0.5x to 2.5x of our revenue. In some instances, a peer may fall outside this range if it is otherwise deemed a strong business and talent comparator.

•	Similar business characteristics: Selected peer companies either compete with us or have similar market demands.

•	Talent pool: Selected peer companies compete with us for talent.

•	External constituents: Some selected peer companies were named by our equity research analysts as peers or are other companies that identify ICF as a peer.

•

Sectors: In addition to focusing on Professional Services (our designated Global Industry Classification Standard (“GICS”)), other relevant sectors, including IT Services, Health Care Technology and Commercial Services were also reviewed.

We believe the companies selected for our 2019 peer group (the “2019 Peer Group”) continue to reflect our current mix of services. In September 2018, Convergys Corp., The Advisory Board Company, and CDI Corp. were removed from the peer group due to merger and acquisition activities.

EXECUTIVE COMPENSATION

The companies comprising the 2019 Peer Group are as follows:

Number	Company Name	2019 Revenue (1) (millions)
1	Booz Allen Hamilton Holding	6,704
2	Science Applications International Corp.	6,379
3	CACI International Inc.	4.986
4	Tetra Tech Inc.	3,107
5	Unisys Corp.	2,949
6	Maximus Inc.	2,887
7	FTI Consulting Inc.	2,353
8	ManTech International Corp.	2,223
	ICF International, Inc.	1,479
9	Huron Consulting Group Inc.	965
10	Cbiz Inc.	948
11	VSE Corp.	753
12	Resources Connection Inc.	729
13	GP Strategies Corp.	583
14	CRA International Inc.	451
15	Exponent Inc.	417
16	Navigant Consulting Inc. (2)	383
17	Engility Corporation (3)

(1) Based on the most recent completed fiscal year-end.

(2) Revenue was for the six-months ended June 30, 2019 as Navigant did not report its 2019 full-year financial statements due to its merger and acquisition activity.

(3) Engility Corporation was included in our peer group used in 2018 to assist with 2019 pay decisions but was subsequently removed due to merger and acquisition activities.

Annual Compensation Practice Review

In anticipation of the upcoming executive compensation review cycle, the Committee continued its engagement of Aon as its independent compensation consultant (“Aon”) to assist the Committee in reviewing the Company’s compensation policies and practices for 2019. In particular, the Committee asked Aon to discuss current executive compensation trends and provide feedback regarding management’s competitive assessment for executive positions. For additional information regarding Aon and its relationship with the Committee see “Role of Compensation Consultants in Compensation Decisions” below.

In making its compensation determinations, the Committee reviewed and assessed the analysis and recommendations of Company management. The Committee also requested the views of Aon and obtained an assessment of management’s analysis from management’s executive compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). In connection with its evaluation of management’s recommendations, as well as its discussions with Aon and Semler Brossy, the Committee determined that while the peer group compensation data was the appropriate primary focus, the Company does compete with many other companies for top executive-level talent. Thus, the peer group assessment is just one of many inputs into the Committee’s decisions.

Role of Management in Compensation Decisions. In early 2019, the Committee made compensation determinations for all NEOs. In the case of executives other than the then CEO and the then President and COO, the then CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data.  The Committee considered these recommendations when it made its recommendations to the Board regarding the then CEO and the then President and COO compensation determinations, and took into account input from the CEO with respect to the CFO and other NEOs.

In late February 2020, the Committee made compensation determinations for all NEOs. The process was similar to 2019, but reflected the establishment of the Executive Chair and EVP and Chief of Business Operations roles. The Committee recommended compensation actions for the Executive Chair and the CEO for approval by the Board, and the Committee considered the input of the Executive Chair and the President and CEO in making determinations regarding the CFO and other NEO compensation.

Role of Compensation Consultants in Compensation Decisions. In retaining Aon in 2019, the Committee determined, and periodically re-assesses such determination, that Aon’s engagement does not present any conflicts of interest. In making this determination, the Committee considered the following factors, consistent with SEC requirements:

(i)	the provision of other services to the Company by Aon (including without limitation, the engagement of Aon by the Governance and Nominating Committee);

(ii)	the fees to be paid to Aon by the Committee and by the Governance and Nominating Committee;

(iii)	the policies and procedures of Aon that are designed to prevent conflicts of interest;

(iv)	any business or personal relationship between Aon and a member of the Committee;

EXECUTIVE COMPENSATION

(v)	any stock of the Company owned by Aon or the Aon personnel providing services to the Committee; and

(vi)	any business or personal relationships between the executive officers of the Company and Aon or the Aon personnel providing services to the Committee.

The Committee’s charter provides the Committee with sole authority to retain, terminate and approve fees of a compensation consultant to the Committee and that all such fees, as determined by the Committee, shall be paid by the Company.

In 2019, Aon continued to serve in an advisory capacity to review and discuss with the Committee and/or the Committee Chair the competitive assessment performed by the Company’s management, offer suggestions and provide insight into market compensation trends.

In addition, as noted above, management retained Semler Brossy to assist in developing its recommendations to the Committee regarding compensation benchmarking, compensation practices, short-term incentive design, and long-term incentive design, particularly the Performance Program.

The Committee considered management’s assessment and recommendations, as well as the information provided by both Aon and Semler Brossy (with respect to management’s assessment), in making its compensation determinations. However, as specified in its charter, the Committee retains final approval of all material elements of executive compensation, with the exception of Executive Chair and the President and CEO compensation, which is approved by the Board.

2019 Say on Pay Vote

At the Company’s 2019 annual meeting of stockholders, stockholders cast an advisory vote regarding the Company’s overall pay-for-performance NEO compensation program. Approximately 95.15% of the votes cast on the Say on Pay proposal were voted in favor of the Company’s executive compensation program. Given this significant level of support from the Company’s stockholders, the Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies set forth above, including, but not limited to, a pay-for-performance culture that retains executives who perform strongly. For 2019, and as set forth below, the Board and the Committee considered this substantial affirmation as one of many factors in crafting its compensation program.

Executive Compensation Components

For the fiscal year ended December 31, 2019, the principal components of compensation for our NEOs included: (i) base salary; (ii) annual incentive compensation; and (iii) long-term incentive equity awards.

For the NEOs, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation, and, in the case of cash bonuses and equity awards, whether to make any available. For incentive compensation, the Committee establishes pre-determined percentage weights for each component of the annual bonus, and pre-determined percentage weights for equity awards. The following section summarizes the role of each compensation component and how decisions are made for the NEOs.

Base Salary

The Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account peer group market data, individual performance and changes in job responsibilities. In March of 2019, salaries were increased by 3% for Messrs. Kesavan, Wasson and Morgan, and Ms. Glover and Mr. Ostria received increases of 5%. Increased amounts were determined considering performance and market alignment with peer group and market survey data. Annual base salaries for 2018 and 2019 are shown below.

ANNUAL BASE SALARY
Executive	2018 Base Salary	2019 Base Salary	2019% Increase
Sudhakar Kesavan	$892,074	$918,836	3%
John Wasson[1]	$676,956	$697,265	3%
James Morgan	$546,398	$562,790	3%
Ellen Glover[2]	$426,254	$447,567	5%
Sergio Ostria	$414,190	$434,900	5%

1 John Wasson was promoted to President and CEO in October 2019. Effective October 1, 2019, Mr. Wasson’s salary increased to $800,000 to better align with his new position.

2 Ellen Glover retired as a full-time executive in May 2019.

Annual Incentive Compensation

Both our cash bonuses and equity awards are made pursuant to our 2018 Incentive Plan. The 2018 Incentive Plan is designed to: (i) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (ii) link and align the personal interests of participants with an incentive for excellence in individual performance; and (iii) promote teamwork.

Annual Incentive Program for 2019. Based on the same factors used to determine base salary, the Committee concluded that target cash incentive awards as a percentage of base salary for the 2019 Company’s annual bonus program (the “Annual Incentive Program”) would remain the same in 2019 as they were in 2018, as shown below.

EXECUTIVE COMPENSATION

ANNUAL INCENTIVE PROGRAM TARGETS
Executive	2018 Target	2019 Target
Sudhakar Kesavan	100%	100%
John Wasson[1]	80%	80%
James Morgan	70%	70%
Ellen Glover	50%	50%
Sergio Ostria	50%	50%

1 Subsequent to setting the targets for 2019, Mr. Wasson was promoted to President and CEO on October 1, 2019. To better align with his new position, his Annual Incentive Program target was increased to 100% of base salary. His 2019 award was prorated based on the time spent in each position (9 months of target at 80% of base salary and 3 months of target at 100% of base salary).

In developing its recommendations for 2019 target total compensation under the Annual Incentive Program, the Committee reviewed the Annual Incentive Program design framework. It found that, like the Company, most of the 2019 Peer Group members use a combination of measures such as earnings per share and revenue, as well as individual performance components, to evaluate performance for the calculation of incentive awards. For 2019, the Committee and Board approved adjustments to the performance metrics used for NEO Annual Incentive Program award determination and adjusted the threshold, target and maximum ranges, as well as the payout levels, to further emphasize NEO focus on profitable growth in alignment with shareholder interests. In particular, backlog was eliminated as a NEO Annual Incentive Program factor, as we continue to expand our business in non-government markets where backlog is not a relevant metric.

For each award granted under the Annual Incentive Program for 2019, an executive receives eighty percent (80%) of the award in the form of a financial performance-based bonus opportunity tied to financial and strategic goals (performance factors). Twenty percent (20%) of the award is in the form of an individual performance bonus opportunity based on specific business challenges faced by the executive during the fiscal year. The individual performance bonus amount is contingent on achievement of non-financial goals previously identified for each executive when set by the Committee. The Committee sets each of the goals at levels that it believes are attainable, but which still require consistently high-level performance by each executive. The underlying financial goals that make up these performance factors are meant to challenge our NEOs. For this reason, the target financial goals and the actual results used for calculating incentive awards may differ from our publicly disclosed financial results. The 2019 performance goals were set based on the 2018 actual results and anticipated 2019 performance.

The performance-based bonus (80%) is based on updated Company performance factors, weighted as shown here:

2019 FINANCIAL PERFORMANCE FACTORS – KESAVAN, WASSON AND MORGAN
	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	90% - 125%	50%	100%	125%	30%
Total Financial Goals:					80%

2019 FINANCIAL PERFORMANCE FACTORS – GLOVER AND OSTRIA
	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	30%
Group Operating Margin	85% - 115%	50%	100%	200%	25%
Company Gross Revenue	90% - 125%	50%	100%	125%	15%
Group Gross Revenue	90% - 125%	50%	100%	125%	10%
Total Financial Goals:					80%

Performance between threshold and maximum levels will be determined by straight-line interpolation between the targeted amounts. Performance below any threshold level results in no bonus amount for that performance factor.

EXECUTIVE COMPENSATION

The 2019 Company performance factors and actual results, as described herein, are shown in the following table. Group specific goals are not disclosed, as doing so could cause competitive harm.

FINANCIAL PERFORMANCE FACTORS
	2019(2)
	Threshold	Target	Maximum	Actual
Adjusted EPS (1)	$3.77	$4.43	$5.09	$3.78
Company Gross Revenue	$1,323.0	$1,470.0	$1,837.5	$1,478.5
________ (1) See attached Annex A to this Proxy Statement for a description of the GAAP reconciliation. (2) All numbers except adjusted EPS are in $ millions and rounded up.

Through formulaic calculation of actual results in combination with the weighting of each performance factor, the bonus earned for the performance-based portion for each executive is below:

FINANCIAL PERFORMANCE FACTORS – RESULTS
Executive	Target	Actual
Sudhakar Kesavan	80%	73.03%
John Wasson	80%	73.03%
James Morgan	80%	73.03%
Sergio Ostria	80%	64.19%
Ellen Glover (retired)	N/A	N/A

With respect to each NEO’s performance, the Committee’s determinations also considered each person’s contributions toward the individual non-financial performance bonus factors. Each NEO was assigned individual goals, including but not limited to:

●	Strategic growth initiatives

●	Enterprise systems and process transformation

●	Key leadership talent recruitment and development

The Committee approved the range of payouts for the individual performance portion of the NEOs’ compensation as follows:

INDIVIDUAL PERFORMANCE FACTORS – RESULTS
Executive	Target	Actual
Sudhakar Kesavan	20%	12%
John Wasson	20%	12%
James Morgan	20%	12%
Sergio Ostria	20%	9%
Ellen Glover (retired)	N/A	N/A

Taking into account the total targeted annual incentive compensation for the NEOs for 2019, the achievement of financial performance goals and individual, non-financial performance goals, the Committee awarded each executive’s 2019 annual incentive as follows:

Executive	Actual Results as % of target	2019 Bonus	50% Cash Payment	50% Equity Grant
Sudhakar Kesavan	85.03%	$781,242	$390,621	$390,621
John Wasson	85.03%	$525,761	$262,881	$262,880
James Morgan	85.03%	$334,959	$167,480	$167,479
Sergio Ostria	73.19%	$159,162	$79,581	$79,581
Ellen Glover (retired)	N/A	N/A	N/A	N/A

In 2019, management elected to fund the Annual Incentive Program with a mix of cash and equity in the form of vested RSUs to reward achievement in areas of the business that performed well against their objectives and more broadly to encourage retention and reinforce long-term results. All executives elected to receive half of their Annual Incentive Program award in cash and half in equity.

EXECUTIVE COMPENSATION

Long-Term Incentive Equity Awards

Equity Awards. The long-term incentive equity awards component of the Company’s compensation program is designed to:

●	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

●	encourage participants to focus on long-term Company performance;

●	provide an opportunity for increased equity ownership by executives;

●	provide a retention tool for key talent; and

●	maintain competitive levels of long-term incentive compensation.

In determining awards to the NEOs, the Committee considers current value and projected share usage. Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value they have added to the organization.

The NEOs’ annual long-term equity award has been divided evenly between stock-settled RSUs and PSAs. RSUs are focused on executive retention with three-year time-based vesting requirements and a payout in shares. PSAs under the Performance Program are tied to the Company’s compounded annual growth rate in adjusted EPS and the Company’s cumulative total stockholder return relative to its compensation peer group (“rTSR”).

Performance Share Awards. The number of shares that the participant ultimately will receive in connection with a PSA is based on the Company’s performance during two (2) periods. The initial performance period (the “Initial Performance Period”) is two (2) years, from the beginning of year one (1) to the end of the year two (2), and at the end of such period the PSA will be calculated based on adjusted EPS. There will be no payout if adjusted EPS does not meet or exceed threshold performance.

Performance Level vs. Adjusted EPS Goal	% of Payout
Maximum	150%
Target	100%
Threshold	50%
<Threshold	0%

The secondary performance period (the “Secondary Performance Period”) is three (3) years, from the beginning of year one (1) to the end of year three (3), with the PSA further calculated and paid out at the end of such period based on rTSR multiplied by the adjusted EPS payout calculation.

rTSR Performance Level vs. Compensation Peer Group	Modifier of Adjusted EPS Result
Maximum – 75th percentile	125%
Target – 50th percentile	100%
Threshold – 25th percentile	75%

The PSA shares are eligible to vest only following the expiration of the Secondary Performance Period. Actual shares vested will be based on the actual financial measures and rTSR achieved within a threshold (37.5%) and maximum (187.50%). Performance between threshold and maximum will be determined by straight line interpolation between the targeted amounts.

The number of RSUs and PSAs awarded to an individual participant is determined by:

1.	Dividing the target dollar value of the annual equity grant by two (2) to determine the amount to be granted as RSUs, with the other half to be delivered as PSAs.

2.

Dividing the resulting RSU and PSA grant target values by the average share price of ICF stock over the twenty (20) day period preceding the grant date to arrive at the number of RSUs and PSAs to be granted. The Committee approves annual awards at a pre-determined quarterly meeting of the Committee, and such awards are effective at a pre-determined date.

2019 Long-Term Annual Equity Awards. In 2019, we continued the use of RSUs and PSAs. The RSUs have a three-year vesting schedule. The PSAs are tied to the Company’s adjusted EPS (“PSA Adjusted EPS”) and rTSR. The Initial Performance Period began on January 1, 2019 and will end on December 31, 2020 (two (2) years), and at the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2019 and will end on December 31, 2021 (three (3) years), with the PSA vesting further modified at the end of such period based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period. Following are adjustments to the 2019 NEO long-term equity targets which the Committee and Board determined to be warranted in order to close a gap in total direct compensation, market competitiveness and to recognize sustained strong business performance.

2019 EXECUTIVE LONG-TERM EQUITY TARGETS
EXECUTIVE	2018 EQUITY TARGET	2019 EQUITY TARGET
Sudhakar Kesavan	205%	275%
John Wasson	125%	185%
James Morgan	120%	130%
Ellen Glover	70%	80%
Sergio Ostria	60%	80%

EXECUTIVE COMPENSATION

As a result, the Committee approved the following 2019 equity awards and incentive compensation awards for our NEOs, such equity award grants taking the form of 50% RSUs and 50% PSAs under the Performance Program.

	RSU EQUITY AWARDS		PSA EQUITY AWARDS(1)		TOTAL EQUITY AWARDS
	Grant Date Fair Value	Underlying Shares(#)	Grant Date Fair Value	Underlying Shares(#)	Grant Date Fair Value	Underlying Shares(#)

Sudhakar Kesavan, Executive Chair	1,300,678	16,989	$1,399,554	16,989	$2,700,232	33,978
John Wasson, President and CEO	664,005	8,673	714,482	8,673	$1,378,487	17,346
James C. Morgan, Executive Vice President and CFO	376,599	4,919	405,227	4,919	$781,826	9,838
Ellen Glover, Executive Vice President	184,280	2,407	198,289	2,407	$382,569	4,814
Sergio Ostria, Executive Vice President	179,074	2,339	192,687	2,339	$371,761	4,678

(1) Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

2019 Performance Share Awards. In 2019, we granted PSAs under our Performance Program, the vesting of which is tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2019 and will end on December 31, 2020.

The Secondary Performance Period began on January 1, 2019 and will end on December 31, 2021 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

2018 Performance Share Awards. In 2018, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2018 and ended on December 31, 2019.

In February 2020 the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS. As a starting point, the Committee noted that the Company reported EPS of $3.59 for fiscal year 2019. Under the terms of the PSA Agreement and the 2010 Incentive Plan (which was the incentive plan in effect at the time of grant), the substantial positive effect of the tax law changes effected by the Tax Cuts and Job Act of 2017 (“TCJA”) were excluded from the EPS calculation. This reduced the initial EPS from $3.59 to $3.05. The Committee then reviewed and considered whether certain expenses should be excluded from the reported EPS. After discussion and deliberation, the Committee approved aggregate exclusions of approximately $4.7 million, on a pre-tax basis. On an after-tax basis, the total adjustments considered by the Committee, excluding changes as a result of the TCJA, were approximately $3 million.

The after-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $0.38, or a PSA Adjusted EPS of $3.21 for purposes of determining calculations for the Initial Performance Period and for establishing the baseline EPS for the 2020 PSA grants. See attached Annex B to this Proxy Statement for a description of the GAAP reconciliation.

The Committee’s determination exceeded the maximum requirement, which was $3.16, and would generate a payout calculation of 150.0% (the maximum), subject to the application of the Secondary Performance Period factor. The Secondary Performance Period began on January 1, 2018 and will end on December 31, 2020 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period

2017 Performance Share Awards. In 2017, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2017 and ended on December 31, 2018.

Previously, the Committee approved the PSA Adjusted EPS of $2.91 for fiscal year 2017. This generated a payout calculation of 150% for the Initial Performance Period.

The Secondary Performance Period began on January 1, 2017 and ended on December 31, 2019 (three (3) years). Upon completion of the Secondary Performance Period, the 2010 Incentive Plan and the Performance Program require that the Committee (i) review the performance of the Company’s rTSR ranking among its Peer Group; and (ii) determine and certify the final payout.

The Company engaged Aon to calculate its cumulative total stockholder return over the Performance Period relative to its Peer Group. It was measured by (A) the sum of (i) the Company’s Average Stock Price (for the 45 day trading period ending December 31, 2019), and (ii) the cumulative amount of dividends declared during the Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (B) the Company’s Average Stock Price at the beginning of the Performance Period (for the 45 day trading period ending December 31, 2016); provided, that for purposes of calculating rTSR percentile rank, the Company is excluded from the Peer Group. Aon calculated the Company’s total shareholder return at the 55th percentile of the group resulting in a 104.84% rTSR vesting modifier to the PSA Adjusted EPS calculation of 150%, resulting in a total of approximately 157.26% of target shares vested. The Compensation Committee approved and certified the calculation and the vested shares were released in January 2020.

Actions Approved in 2020

2020 Peer Group. In September 2019, the Committee approved the removal of the Engility Corporation, which was acquired by Science Applications International Corporation in early 2019, from the Company’s peer group for 2020 compensation decisions by the Committee and rTSR benchmarking.

The companies comprising the 2020 Peer Group are as follows:

Number	Company Name	2019 Revenue(1) (millions)
1	Booz Allen Hamilton Holding	6,704
2	Science Applications International Corp.	6,379
3	CACI International Inc.	4,986
4	Tetra Tech Inc.	3,107
5	Unisys Corp.	2,949
6	Maximus Inc.	2,887
7	FTI Consulting Inc.	2,353
8	ManTech International Corp.	2,223
	ICF International, Inc.	1,479
9	Huron Consulting Group Inc.	965
10	Cbiz Inc.	948
11	VSE Corp.	753
12	Resources Connection Inc.	729
13	GP Strategies Corp.	583
14	CRA International Inc.	451
15	Exponent Inc.	417
16	Navigant Consulting Inc.(2)	383

________

(1) Based on the most recent completed fiscal year-end.

(2) Navigant Consulting Group, Inc. was included in our peer group used in 2019 to assist with 2020 pay decisions but will be subsequently removed due to merger and acquisition activities.

2020 Base Salary. The Compensation Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account: peer group market data, individual performance and changes in job responsibilities. In March 2020, the Committee approved the following salaries:

ANNUAL BASE SALARY
Executive	2019 Base Salary	2020 Base Salary	2020 % Increase
Sudhakar Kesavan	$918,836	$918,836	--
John Wasson	$697,265[1]	$800,000[1]	N/A
James Morgan	$562,790	$562,790	--
Bettina Welsh	N/A	$440,000	N/A
Sergio Ostria	$434,900	$434,900	--

Annual Incentive Program for 2020. Based on the same factors used to determine base salary, the Committee concluded that target cash and/or stock incentive awards as a percentage of base salary would remain the same:

ANNUAL INCENTIVE PROGRAM TARGETS
Executive	2019 Target	2020 Target
Sudhakar Kesavan	100%	100%
John Wasson	80%[1]	100%[1]
James Morgan	70%	70%
Bettina Welsh	N/A	70%
Sergio Ostria	50%	50%

1In connection with Mr. Wasson’s election as Chief Executive Officer effective October 1, 2019, his base salary was increased from $697,265 to $800,000 and his target short-term incentive increased from 80% of base salary ($557,812) to 100% of base salary ($800,000).

EXECUTIVE COMPENSATION

2020 PEFORMANCE FACTORS
Financial Performance Factors	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	90% - 125%	50%	100%	125%	30%
Total Financial Goals					80%

2020 Annual Equity Awards. In 2020, we will continue the award of RSUs and PSAs. The RSUs and PSAs will have the same three-year vesting schedules as in 2019. The PSAs will continue to be tied to the Company’s adjusted EPS and rTSR. The Initial Performance Period began on January 1, 2020 and will end on December 31, 2021 (two (2) years). At the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2020 and will end on December 31, 2022 (three (3) years) with the PSA vesting further modified at the end of such period, based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Following are the 2020 NEO equity targets which the Committee and Board approved in February 2020. Mr. Wasson’s equity target increased to align with his new CEO role.:

UPDATED 2020 EXECUTIVE EQUITY TARGETS
EXECUTIVE	2019 EQUITY TARGET	2020 EQUITY TARGET
Sudhakar Kesavan	275%	275%
John Wasson	185%	225%
James Morgan	130%	130%
Bettina Welsh	N/A	125%
Sergio Ostria	80%	80%

Retirement and Other Benefits

Savings Plan. Our NEOs are eligible to participate in the Company’s tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature. Under the terms of this plan:

●	Eligible employees may elect to contribute up to 70% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits.

●	We make matching contributions each pay period equal to 100% of an employee’s 401(k) contributions up to the first 3% of the employee’s compensation.

●	We also make matching contributions equal to 50% of the employee’s 401(k) contributions up to the next 2% of the employee’s compensation.

●	We do not make matching contributions for employee 401(k) contributions in excess of 5% of the employee’s compensation.

Company contributions to this plan for our NEOs are included under the “All Other Compensation” column of the Summary Compensation Table below.

Perquisites. The Company does not provide any material perquisites or personal benefits to its named executives.

Severance Benefits. As of December 31, 2019, the Company was a party to an employment and severance protection agreement with Mr. Kesavan and a severance protection agreement with Mr. Wasson. We also had severance agreements with each of Mr. Morgan and Mr. Ostria that provided severance benefits in the event of a termination in conjunction with a change of control and in certain other situations. Revised severance agreements were entered into with each of Mr. Morgan and Mr. Ostria and a new severance agreement with Ms. Welsh, each effective February 27, 2020. We believe these agreements, which provide severance in certain situations, serve to promote stability and continuity among our NEOs. The terms of these agreements and information regarding applicable payments under such agreements are provided under “Kesavan Employment and Severance Agreements”, “Wasson Employment and Severance”, “Payments to Other NEOs Pursuant to Severance Letter Agreements,” and “Potential Payments Change of Control,” below.

EXECUTIVE COMPENSATION

Compensation Practices and Risk

The Committee annually considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. We do not believe the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives.

The Committee’s goal is to design and establish a compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio that rewards the creation of long-term stockholder value. To help achieve this goal, the Committee considers the risk profile of the primary compensation elements, including Base Salary, the Annual Incentive Program and Equity Awards.

The Committee believes that the base salaries of the NEOs, being fixed in amount, do not encourage inappropriate risk-taking. Performance factors which serve as the basis for the Annual Incentive Program of the Company’s NEOs may be adjusted each year to account for changes in our business and related risks. Also, a significant proportion of the NEOs compensation is in the form of equity awards with performance and retention features that extend over a period of years. These equity awards do not encourage unnecessary or excessive risk-taking because their ultimate value is tied to our stock price and other stockholder aligned measures (i.e., adjusted EPS growth). The equity awards are subject to long-term vesting schedules so as to help ensure that the NEOs have significant value tied to long-term stock price performance. Specifically, all equity compensation is based either on performance over a three (3)-year period or vesting for a three (3)-year period. This encourages the NEOs to focus on long-term performance as well as annual results, further reducing inappropriate risk-taking likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

Additionally, awards under each of the 2010 Incentive Plan and the 2018 Incentive Plan are subject to clawback provisions based on certain factors, as noted in “Compensation Recoupment Policy” included in the Plan.  In addition, our NEOs other than Messrs. Kesavan and Wasson are parties to new severance agreements that provide for enhanced clawback rights.  See “Payment to other NEOs Pursuant to Severance Letter Agreements--Clawback Events and Rights.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the actual compensation earned by persons who were our named executives during 2019.

Name and principal position (a)	Year (b)	Salary ($)(1) (c)	Stock Awards ($)(2) (d)	Non-Equity Incentive Compensation (3) (e)	All Other Compensation ($)(4) (f)	Total ($) (g)
Sudhakar Kesavan	2019	$913,696	$3,090,853	$390,621	$12,020	$4,407,190
Executive Chair	2018	$887,086	2,736,934	—	15,790	3,639,810
	2017	866,091	1,597,714	766,924	16,441	3,247,170

John Wasson	2019	$716,682	$1,641,367	$262,881	$12,944	$2,633,874
President and CEO	2018	673,164	1,374,101	—	11,667	2,058,932
	2017	653,550	739,255	465,564	11,548	1,869,917

James C. Morgan	2019	$559,654	$949,305	$167,480	$11,092	$1,687,531
Executive Vice President	2018	541,306	873,598	160,000	10,793	1,585,697
and CFO	2017	527,511	572,787	328,804	10,503	1,439,605

Ellen Glover	2019	$216,272	$382,569	$56,559	$9,473	$664,873
Executive Vice President	2018	$405,637	324,683	$177,658	13,339	921,317
	2017	399,866	217,098	190,839	12,376	820,179

Sergio Ostria	2019	$430,923	$451,342	$79,581	$11,732	$973,578
Executive Vice President	2018	411,870	345,702	75,200	12,454	845,226
	2017	399,866	217,098	187,922	11,548	816,434

____________________

(1)

The annual base salary adjustments for our NEOs are made in March of each evaluation year and are effective immediately. In connection with Mr. Wasson’s election as Chief Executive Officer effective October 1, 2019, his base salary was increased from $697,265 to $800,000 and his target short-term incentive increased from 80% of base salary ($557,812) to 100% of base salary ($800,000). Ms. Glover’s base salary reflects a full year of earnings, but she retired from full time work in May 2019.

(2)

The amounts reported in the “Stock Awards” column (d) of the table above reflect the aggregate grant date fair value of RSUs and PSAs from both the annual incentive program and the equity awards program. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the methodologies used to value the awards reported in the “Stock Awards” column (d), please see the discussion of stock awards contained in Note 15 – Accounting for Stock-Based Compensation in our consolidated financial statements included in our 2019 Form 10-K. Additionally, the 2019 closing per share prices used to calculate fair value amounts of each individual 2019 stock award at December 31, 2019 are found below in the table “Grants of Plan-Based Awards in 2019.”

The grant date fair value amounts for RSUs include awards granted under the 2019 annual equity award program. See further detail found in the table "Equity Incentive Awards – 2019.” The grant date fair value of PSAs is calculated based upon the probable performance under the awards' goal, which was target performance achievement. Assuming the maximum payout of the PSAs is achieved, the value of each NEO's award as of the grant date is as follows:

Name	2019 Grant Date Fair Value PSAs at Target Payout ($) (reflected in table)	2019 Grant Date Fair Value PSAs at Maximum Payout ($)
Sudhakar Kesavan	$1,399,554	$2,624,164
John Wasson	714,482	1,339,654
James C. Morgan	405,227	759,801
Ellen Glover	198,289	371,792
Sergio Ostria	192,687	361,288

(3)	Amounts shown consist of payouts for the cash portion of bonuses in 2019 under the Annual Incentive Program.

(4)	Details of the amounts reported in the “All Other Compensation” column for 2019 are provided in the table below.

	Sudhakar Kesavan	John Wasson	James C. Morgan	Ellen Glover	Sergio Ostria
Imputed Income	4,572	1,548	828	822	1,548
Employer Contributions to 401(k) Plan	7,448	11,396	10,264	8,651	10,184
Total	$12,020	$12,944	$11,092	$9,473	$11,732

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2019

The following table provides information concerning all award grants made to the NEOs during 2019.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards;	Grant
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(3)	Date Fair Value of Stock Awards ($)(3)(4)
Sudhakar	1/1/2019	AIP Bonus	$552,857	$918,836	$1,444,056	-	-	-	-	-
Kesavan,	3/11/2019	PSA	-			6,371	16,989	31,854	-	$1,399,554
Executive	3/11/2019	RSU	-			-	-	-	10,036	768,356
Chair	3/11/2019	RSU	-			-	-	-	16,989	1,300,678

John	1/1/2019	AIP Bonus	$372,062	$618,359	$971,822	-	-	-	-	-
Wasson,	3/11/2019	PSA	-			3,252	8,673	16,262	-	714,482
President	3/11/2019	RSU	-			-	-	-	6,093	466,480
and CEO[5]	3/11/2019	RSU	-			-	-	-	8,673	664,004
	11/11/2019	RSU	-			-	-	-	5,999	515,674

James C.	1/1/2019	AIP Bonus	$237,039	$393,953	$619,142	-	-	-	-	-
Morgan,	3/11/2019	PSA	-			1,845	4,919	9,223	-	405,227
Executive	3/11/2019	RSU	-			-	-	-	2,151	164,681
Vice	3/11/2019	RSU	-			-	-	-	4,919	376,599
President and CFO			-

Ellen	1/1/2019	AIP Bonus	N/A	N/A	N/A	-	-	-	-	-
Glover,	3/11/2019	PSA	-			903	2,403	4,513	-	198,289
Executive	3/11/2019	RSU	-			-	-	-	2,407	184,280
Vice President[6]

Sergio	1/1/2019	AIP Bonus	$130,729	$217,450	$350,561	-	-	-	-	-
Ostria,	3/11/2019	PSA	-			877	2,339	4,386	-	192,687
Executive	3/11/2019	RSU	-			-	-	-	1,011	77,402
Vice President	3/11/2019	RSU	-			-	-	-	2,339	179,074

___________

(1)

Amounts represent the threshold, target and maximum cash bonus payouts for fiscal 2019 awards under the Annual Incentive Program. The actual payout amounts under the Annual Incentive Program for 2019 are reported in the Non-Equity Incentive Compensation column and Stock Awards column of the Summary Compensation Table above. The performance-based bonus is worth 80% of the overall payout, calculated on achievement of threshold targets and interpolation between minimum and maximum targets for each performance factor. The individual performance-based bonus is worth 20% of the payout, determined upon achievement of non-financial goals set by the Committee.

(2)

The PSAs in these columns represent the threshold, target and maximum number of shares issuable under the 2019 Performance Program. The final payout is subject to the achievement of the performance goals.

(3)

These RSU awards, granted pursuant to the annual equity grant, vest in three (3) installments, 25% on each of March 11, 2020 and March 11, 2021, and 50% on March 12, 2022. The closing price of the Company’s common stock on the grant date was $76.56.

(4)

The grant date fair value for the PSAs, which are subject to performance conditions, is based on the probable outcome of the performance conditions, which was achievement of target. The grant date fair value of $82.38 was determined by using the Monte Carlo simulation model and is based on the closing price of our common stock of $76.56 on the grant date.

(5)

Subsequent to setting the targets for 2019, on October 1, 2019. Mr. Wasson was promoted to President and CEO. To better align with his new position, his Annual Incentive Program target was increased to 100% of base salary. His 2019 award was prorated based on the time spent in each position (9 months of target at 80% of base salary and 3 months of target at 100% of base salary).

(6)	Ellen Glover retired as a full-time executive in May 2019.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO, outstanding as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END
	Option Awards				Stock Awards
					RSUs			Performance Shares
Name	Number of Securities Underlying Unexercised Options —Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Sudhakar Kesavan	14,012	-	27.03	3/18/2023	5,680	(5)	$520,402	31,363	(2)	$2,873,478
Executive Chair	54,989	-	40.68	3/17/2024	9,972	(6)	913,635	23,754	(3)	2,176,341
					11,877	(7)	1,088,171	16,989	(4)	1,556,532
					16,989	(8)	1,556,532
					4,034	(5)	369,595
					7,371	(6)	675,331
					10,036	(8)	919,498

John Wasson					2,989	(5)	273,852	14,511	(2)	1,329,498
President and CEO					4,614	(6)	422,735	10,991	(3)	1,006,950
					5,495	(7)	503,452	8,673	(4)	794,620
					8,673	(8)	794,620
					1,182	(5)	108,295
					4,344	(6)	397,997
					6,093	(8)	558,241
					5,999	(9)	549,628

James C. Morgan					2,316	(5)	212,192	11,244	(2)	1,030,175
Executive Vice					3,575	(6)	327,542	8,516	(3)	780,190
President and CFO					4,257	(7)	390,026	4,919	(4)	450,679
					4,919	(8)	450,679
					835	(5)	76,503
					1,534	(6)	140,545
					2,151	(8)	197,075

Ellen Glover					877	(5)	80,351	4,261	(2)	390,393
Executive Vice					1,355	(6)	124,145	3,874	(3)	354,982
President (retired)					1,937	(7)	177,468	2,339	(4)	220,529
					2,407	(8)	220,529
					480	(5)	43,978
					855	(6)	78,335

Sergio Ostria					731	(5)	66,974	4,261	(2)	390,393
Executive Vice					1,355	(6)	124,145	3,228	(3)	295,749
President					1,614	(7)	147,875	2,339	(4)	214,299
					2,339	(8)	214,299
					452	(5)	41,412
					879	(6)	80,534
					1,011	(8)	92,628

______________

(1)	Based upon a value per share of $91.62, which was the closing market price of our common stock on the NASDAQ on December 31, 2019.

(2)

Represents PSAs granted on March 20, 2017 for the 2017-2019 performance period. The PSAs were earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The number of shares of stock shown in this column is the actual number of shares paid out at 157.26% of the target. The performance achievement was approved by the Compensation Committee and the shares were released in January 2020.

EXECUTIVE COMPENSATION

(3)

Represents PSAs granted on March 12, 2018 for the 2018-2020 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The Initial Performance Period, which is based on PSA Adjusted EPS, began on January 1, 2018 and ended on December 31, 2019. On February 20, 2020, the Compensation Committee approved the PSA Adjusted EPS of $3.21 which results in the maximum payout of 150.00% of the target. This percentage will be further modified by the rTSR performance factor for the Secondary Performance Period. The Secondary Performance Period began on January 1, 2018 and will end on December 31, 2020. The rTSR will be applied as a modifier to the PSA Adjusted EPS metric, as a multiplier ranging from 75% to 125%. The number of shares of stock shown in this column is based on the actual PSA Adjusted EPS level of performance at 150.00% of target and the rTSR performance at 100% of target.

(4)

Represents PSAs granted on March 11, 2019 for the 2019-2021 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period based upon the performance of two metrics (PSA Adjusted EPS and rTSR), subject to the Compensation Committee's approval. The number of shares of stock shown in this column is based on the threshold level of performance as the Initial Performance Period has not been finalized.

(5)	These unvested shares are time-based RSUs that vest in four (4) equal installments on each March 21, beginning March 21, 2016.

(6)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 20, 2018 and 2019, and 50% on March 20, 2020.

(7)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 12, 2019 and 2020, and on March 12, 2021.

(8)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 11, 2020 and 2021, and 50% on March 11, 2022.

(9)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on November 11, 2020 and 2021, and 50% on November 11, 2022.

Option Exercises and Stock Vested During 2019

The following table provides information concerning the vesting of stock awards and exercise of options for each NEO, on an aggregate basis, during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercising (#)	Value Realized on Exercising ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sudhakar Kesavan, Executive Chair	60,000	$3,538,200	62,412	$4,296,974
John Wasson, President and CEO	14,468	579,912	31,565	2,164,822
James C. Morgan, Executive Vice President and CFO	0	0	26,212	1,811,957
Ellen Glover, Executive Vice President	0	0	9,287	637,143
Sergio Ostria, Executive Vice President	9,063	362,228	7,882	541,586

____________________

(1)	The value of options realized on exercising equals the value of the shares on the date of exercise minus the option exercise price.

(2)	The value of PSAs, RSUs and CSRSUs realized on vesting equals the value of the shares underlying the PSAs and RSUs on the date of vesting.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated as eligible to participate in the Deferred Compensation Plan by the Board or the Compensation Committee.

The Deferred Compensation Plan allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions. All amounts deferred are 100% vested. In addition, we may credit a participant’s Deferred Compensation Plan account with our contributions required under an employment agreement or any other agreement and/or with discretionary contributions by us. The Company’s contributions are vested pursuant to the terms of any relevant agreement or, if none, on the anniversary of the date on which such contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in the service to the Company as an employee on such anniversary to receive vesting credit:

Less than 1 year—0%

1 year but less than 2 years—33%

2 years but less than 3 years—67%

3 or more years—100%

EXECUTIVE COMPENSATION

Two (2) of the NEOs participated in the Deferred Compensation Plan in 2019. None of our contributions were credited under the Deferred Compensation Plan for 2019. Deferred Compensation Plan accounts are deemed to be invested in one (1) or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.

Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts upon separation from service, death, disability and/or upon a specified date. Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of two (2) to five (5) years for deferrals to specified dates, or two (2) to fifteen (15) years for deferrals until death, disability or other separation from service. If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment. The following table sets forth information, as of December 31, 2019, regarding contributions and balances of NEOs under the Deferred Compensation Plan:

	Executive Contributions in 2019 FY(1)	Company Contributions for 2019 FY	Aggregate Earnings in 2019 FY	Aggregate Distributions in 2019 FY	Aggregate Balance at 12/31/19
Sudhakar Kesavan	$91,369.59	—	$389,044.64	—	$1,825,787.96
John Wasson	$107,502.38	—	$393,512.30	—	$2,486,213.53
James C. Morgan	—	—	—	—	—
Ellen Glover (retired)	—	—	—	—	—
Sergio Ostria	—	—	—	—	—

____________________

(1)	The full amount of executive contributions is included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

Potential Payments upon Termination or Change of Control

We maintain employment, severance, and/or change of control agreements with our NEOs. The following summaries describe and quantify the payments each NEO would receive if his or her employment with the Company were terminated or if we experienced a change of control and the NEO’s employment was terminated following the change of control. The summaries assume that the termination and/or change of control occurred on December 31, 2019, and that the relevant stock price is the closing market price for our common stock on NASDAQ on December 31, 2019, which was $91.62 per share.

The severance provisions of our agreements with our NEOs have a “double trigger” in relation to severance following a change of control. Our NEOs do not receive such severance and other benefits in connection with a change of control unless they are terminated without cause or resign for good reason within twenty-four (24) months following the change of control.

In addition, the executives are entitled to accelerated vesting of all stock options, restricted stock and other equity awards in accordance with their terms, although some are not payable until their original vesting dates.

Payment of these severance benefits is subject to the executive’s compliance following termination with certain covenants and requirements, such as confidentiality and non-solicitation of customers and employees, and receipt of customary releases.

All amounts and benefits under the agreements described below are to be paid in a manner and form that complies with Code Section 409A or an exception thereunder. The agreements also provide that in the event we determine that any payment, distribution, or other action to or for the executive’s benefit would reasonably be expected to cause any loss of deductions under Code Section 280G, we have the authority to reduce any or all such payments, distributions, or other actions to the extent reasonably necessary to avoid the imposition of such excise tax.

Kesavan Employment and Severance Agreement

We entered into an amended and restated employment agreement with Sudhakar Kesavan as of the effective date of our initial public offering on September 27, 2006, which we further amended and restated on December 29, 2008, for the purpose of bringing it into compliance with Code Section 409A. The agreement provides that Mr. Kesavan will receive annual increases to his base salary at least equal to the increase in the consumer price index, unless otherwise agreed to by the Company and Mr. Kesavan. The Committee may further increase Mr. Kesavan’s base salary based on the Company’s performance and other factors deemed relevant by the Committee. Mr. Kesavan will also be eligible to receive annual incentive bonuses equal to up to 100% of his base salary at the discretion of the Committee. In addition, we are also required to maintain a life insurance policy in an amount of at least $1 million, payable to Mr. Kesavan’s immediate family. Mr. Kesavan may terminate this agreement by giving 45 days’ notice to the Company, and the Company may terminate the agreement either without cause or for cause upon written notice. The benefits that Mr. Kesavan will receive upon termination of his employment before or following a change of control are described below.

EXECUTIVE COMPENSATION

If we terminate Mr. Kesavan’s employment for cause, we will be obligated to him only for his base salary and bonus accrued but not yet paid as of the termination date, continuance of his healthcare coverage as required by law, vesting of all outstanding options and other equity awards that were issued prior to the date of employment termination with payment in compliance with Code Section 409A, and reimbursement for any outstanding reasonable business expenses incurred in the performance of his duties. As defined in the employment agreement, “cause” means the following: (i) material violation of our material written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; or (iv) abuse of drugs or alcohol in the workplace.

If we terminate Mr. Kesavan’s employment “without cause” or Mr. Kesavan terminates his employment for “good reason,” Mr. Kesavan will receive the following: (i) the amounts he would have received if terminated for cause, as described above; (ii) two (2) times his annual base salary (which will be paid in two (2) tranches: (y) the first tranche will be paid monthly in approximately equal installments over the 24-month period following the termination date, with the aggregate amount not to exceed certain limitations set forth in Code Section 409A; and (z) the second tranche will be comprised of the difference, if any, between the total of two (2) times his annual base salary minus the aggregate amount paid in the first tranche, and will be paid in a single lump sum payment on the first business day after six (6) months from the termination date); (iii) vesting of all outstanding options and other equity awards that were issued prior to the date of employment termination with payment in compliance with Code Section 409A; (iv) a pro rata share of his annual incentive compensation award for the fiscal year in which he was terminated payable in a lump sum at the normal time; and (v) continuation, at the Company’s expense, of Mr. Kesavan’s family health and dental insurance policy in effect as of the date of termination for 24 months following termination (or, if we cannot continue coverage of such policy, we will pay for equivalent coverage). Termination “without cause” means any termination other than one for cause as defined above, or for death or disability.

Also, while not specifically stated in his employment agreement, Mr. Kesavan is entitled to outplacement services for a period of 12 months, or his first acceptance of an employment offer, if shorter.

The Company and Mr. Kesavan are also parties to a severance protection agreement that applies following a “change of control.” In the event of a change of control and a termination of the employment of Mr. Kesavan without cause (as defined above) or his resignation for good reason (as defined below) within twenty-four (24) months of the change of control, he will be entitled to the following payments:

●	base salary earned through date of termination and pro rata bonus for the year of termination;

●	lump-sum payment equal to three (3) times his average annual taxable W-2 compensation during the three (3) years prior to the calendar year in which the termination occurs;

●

continued coverage for thirty-six (36) months after termination for him and his dependents and beneficiaries under the same or equivalent life insurance, medical, dental, hospitalization, financial counseling and tax consulting benefits provided by the Company to similarly situated executives during that period (any such coverage and benefits to comply with Code Section 409A);

●	outplacement services for a period of twelve (12) months, or Mr. Kesavan’s first acceptance of an employment offer, if shorter; and

●	100% vesting of all equity awards granted under the 2010 Incentive Plan or the 2018 Incentive Plan, except that PSAs will vest as described below.

Termination for “good reason” as defined in the severance agreement includes: (i) material adverse change in the executive’s status, title, job duties or responsibilities, compensation or location of employment; (ii) bankruptcy of the Company; (iii) material breach by the Company of the severance protection agreement; and/or (iv) failure to require any successor of the Company to assume the severance protection agreement.

Under the terms of Mr. Kesavan’s PSA agreements, upon termination without cause or for good reason, all performance shares will vest and be equal to the value of the award at the end of the performance period based on actual performance. In the event of a termination without cause or for good reason within two years after a change of control, the PSA’s will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance, calculated to the date of termination, within thirty days after the termination.

The payments that would have been made to Mr. Kesavan, pursuant to Mr. Kesavan’s employment agreement and severance agreements, if he had incurred a termination of his employment as of December 31, 2019, other than following a change of control, are as follows:

Name	Pro Rata Bonus Share	Severance	Welfare Benefits	Outplacement Services	Unvested and Accelerated Awards
S. Kesavan
With Cause	—	—	—	—	$8,957,640
Without Cause for any Reason	$781,242	$1,837,672	$28,682	$6,000	$8,957,640
Death or Disability	$781,242	$1,837,672	$28,682	$6,000	$8,949,370

EXECUTIVE COMPENSATION

The payments that would have been made to Mr. Kesavan, pursuant to Mr. Kesavan’s employment and severance agreements, if he had incurred a termination of his employment as of December 31, 2019 following a change of control, are as follows:

Name	Pro Rata Bonus Share	Lump Sum Payment	Welfare Benefits	Outplacement Services	Unvested Awards
S. Kesavan
With Cause	—	—	—	—	$8,949,370
Without Cause for any Reason	$781,242	$20,659,289	$43,023	$6,000	$8,949,370
Death or Disability	$781,242	$1,837,672	$28,682	$6,000	$8,949,370

Wasson Severance Agreement

We do not have an employment agreement, as such, with Mr. Wasson, but we have entered to a revised Restated Severance Protection Agreement, described below.

Certain changes in Mr. Wasson’s compensation and severance arrangements became effective on October 1, 2019, when he became our Chief Executive Officer.  His base salary increased from $697,265 to $800,000 and his target short-term incentive increased from 80% of base salary ($557,812) to 100% of base salary ($800,000).  A one-time Restricted Stock Unit grant of $500,000, vesting over three years, was made in the first open period subsequent to his October 1 election as the Chief Executive Officer.  These changes took into account Mr. Wasson’s assumption of additional duties and market practice for transitions of this type.

The new agreement combined and streamlined two pre-existing severance-related agreements, one that applied following a change of control and one that applied more generally. In general terms, under the new agreement,, in the event of an involuntary termination of Mr. Wasson upon death or disability, by the Company for Cause, or voluntary termination by Mr. Wasson without Good Reason, Mr. Wasson would be entitled to his accrued compensation and, except in the case of termination for Cause, a pro rata bonus for the portion of the year prior to the termination. In the event of termination not within 24 months after a change of control, by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) 24 months of health and certain other benefits, and (d) two times the sum of his base salary plus target annual incentive plan bonus. In the event of termination within 24 months after a change of control, by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) 36 months of health and certain other benefits, and (d) three times the sum of his base salary plus target annual incentive plan bonus.

“Cause” for the termination of Mr. Wasson’s employment with the Company means any of the following: (a) any act that would constitute a material violation of the Company’s material written policies; (b) willfully or knowingly engaging in conduct (i) materially and demonstrably injurious to the Company, or (ii) causing a material and adverse reputational or financial harm to the Company, provided, however, that no act or failure to act, on Mr. Wasson’s part, shall be considered “willful” or “knowing” unless done, or omitted to be done, by Mr. Wasson not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; (c) being indicted for, or if not indicted for, being charged with (i) a crime of embezzlement or a crime involving moral turpitude or (ii) a crime with respect to the Company involving a breach of trust or dishonesty or (iii) in either case, a plea of guilty or no contest to such a crime; (d) abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace; (e) failure to comply in any material respect with applicable law; or (f) willful failure to follow the lawful directives of the Board.

“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) through (e) below, without Mr. Wasson’s written consent:

(a) any (i) material adverse change in Mr. Wasson’s status, title, position or responsibilities (including reporting responsibilities) from Mr. Wasson’s status, title, position or responsibilities, (ii) assignment to Mr. Wasson of duties or responsibilities which are inconsistent with Mr. Wasson’s status, title, position or responsibilities, or (iii) the failure of Mr. Wasson to continue to serve as an executive officer of a public company, in each case except in connection with the termination of Mr. Wasson’s employment due to disability, Cause, as a result of Mr. Wasson’s death or by Mr. Wasson other than for Good Reason;

(b) a reduction in Mr. Wasson’s base salary or any failure to pay Mr. Wasson any cash compensation to which Mr. Wasson is entitled within fifteen (15) days after the date when due;

(c) the imposition of a requirement that Mr. Wasson be based (i) at any place outside a fifty (50) mile radius from Mr. Wasson’s principal place of employment or (ii) at any location other than our corporate headquarters, except, in each case, for reasonably required travel on our business which is not materially greater in frequency or duration than prior to the imposition of the requirement;

(d) any material breach by the Company of any provision of the agreement; or

(e) the failure of the Company to obtain, as contemplated by the agreement, an agreement, reasonably satisfactory to Mr. Wasson, from any successor entity to assume and agree to perform the agreement; provided that Mr. Wasson (i) provides us with written notice of the condition giving rise to the Good Reason within ninety (90) days of Mr. Wasson’s knowledge of the initial existence of the condition, (ii) provides us with the opportunity to cure within thirty (30) days of Mr. Wasson’s written notice, and (iii) if we do not cure the condition within such thirty (30) day cure period, terminates employment within two (2) years after the date of the initial existence of the condition. A termination will not be deemed to be for Good Reason if Mr. Wasson agrees in writing that a particular condition that would otherwise constitute Good Reason does not constitute Good Reason.

EXECUTIVE COMPENSATION

Under the terms of Mr. Wasson’s PSA agreements, upon termination without cause or for good reason, all performance shares will vest and be equal to the value of the award at the end of the performance period based on actual performance. In the event of a termination without cause or for good reason within two years after a change of control, the PSA’s will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance, calculated to the date of termination, within thirty days after the termination.

The payments that would have been made to Mr. Wasson, pursuant to his agreements, if he had incurred a termination of his employment as of December 31, 2019, other than following a change of control, are as follows:

	Pro Rata Bonus at Target	Severance	Welfare Benefits	Outplacement Services	Unvested and Accelerated Awards
J. Wasson
With Cause	—	—	—	—	—
Without Cause for any Reason	$800,000	$3,200,000	$19,680	$6,000	$4,958,061
Death or Disability	$800,000	—	—	—	$4,954,235

The payments that would have been made to Mr. Wasson, pursuant to his agreements, if he had incurred a termination of his employment as of December 31, 2019 following a change of control, are as follows:

Name	Pro Rata Bonus at Target	Severance	Welfare Benefits	Outplacement Services	Unvested and Accelerated Awards
J. Wasson
With Cause	—	—	—	—	—
Without Cause for any Reason	$800,000	$4,800,000	$29,520	$6,000	$4,954,235
Death or Disability	$800,000	—	—	—	$4,954,235

Payments to other NEOs Pursuant to Severance Letter Agreements

On February 27, 2020 we entered into severance letter agreements with the Company’s other NEOs, replacing prior arrangements with James Morgan, Executive Vice President and Chief of Business Operations, and Sergio Ostria, Executive Vice President, Client Services and Innovation, and entering into a new agreement with Bettina Welsh in connection with her appointment to serve as Senior Vice President and Chief Financial Officer. The terms of these severance letter agreements (the “Agreements”) are the same.

Under the Agreements severance is available in the event (i) the executive’s employment is involuntarily terminated without Cause (as defined in our most current Omnibus Incentive Plan (the “Plan”)) before a Change of Control (as defined in the Plan by reference to Code Section 409A), or (ii) in the event there is a Change of Control and within twelve months thereafter the executive’s employment is involuntarily terminated without Cause or terminated by the executive for Good Reason (each as defined in the Plan). The Agreements also provide us with certain "clawback" rights as described below.

Not for Cause Termination Other than Following a Change of Control

In the event we involuntarily terminate an executive’s employment for a reason other than Cause, death, disability, or retirement, not within twelve months after a Change of Control, the executive is entitled to receive the following benefits:

●

twelve months of severance pay calculated based on the executive's base salary at the time of termination, payable commencing within 60 days after termination and in accordance with the Company’s normal payroll practices;

●	the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, payable in a lump sum within 90 days after termination;

●

the option to continue the executive’s health insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from a new employer; and

●	the option to participate in a six-month executive career transition service.

Termination without Cause or for Good Reason Following a Change of Control

In the event that, within twelve months after a Change of Control, the executive’s employment is terminated without Cause by the Company or by the executive for Good Reason, the executive is entitled to receive the following:

●	twenty-four months of severance pay calculated based on the executive's base salary at the time of termination, payable in a lump sum within 60 days following termination;

●

the sum of (i) the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, plus (ii) a prorated share of the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated based on the number of full months in the final calendar year in which the executive was employed, payable in a lump sum within 90 days after termination;

EXECUTIVE COMPENSATION

●

the option to continue the executive’s health insurance coverage in accordance with COBRA, with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from the new employer; and

●	the option to participate in a six-month executive career transition service.

Under the Agreements, “Good Reason” means if, within the twelve months following a Change of Control, any of the following events occur to which the executive has not consented in writing: (i) a material reduction of the nature and scope of the authority, functions, or duties that were assigned to the executive immediately prior to the Change of Control; (ii) a material reduction in the compensation the executive was eligible to receive (including applicable bonus plans) immediately prior to the Change of Control; (iii) we relocate the executive’s primary office and work location 50 miles or more away from the primary office and work location at which the executive was situated immediately prior to the Change of Control; or (iv) the entity effectuating the Change of Control fails to adopt the Agreement.

The vesting of any equity awards will be in accordance with the Plan and the applicable award agreement. Any RSUs or non-qualified stock options issued prior to June 5, 2015 and held by Mr. Morgan or Mr. Ostria will immediately vest upon a change of control. The fair market value (as defined in the 2010 Incentive Plan) of any RSUs will be paid to Mr. Morgan and Mr. Ostria in a lump sum within three (3) days of the change of control and non-qualified stock options will either be cancelled and replaced with a replacement award (as defined in the 2010 Incentive Plan) or cancelled in exchange for a lump sum payment of the fair market value of such non-qualified stock options. Other than PSAs, equity grants made after June 5, 2015 will vest on an accelerated basis following a change in control if the executive is terminated other than for cause within two (2) years following the change of control.

Under the terms of the NEO PSA agreements, upon termination without cause or for good reason, a prorated number of the PSAs will vest according to the actual EPS and rTSR performance during the entire performance period, prorated based on the number of months of the performance period prior to the date of termination, and be payable at the end of the performance period. In the event of a termination without cause or for good reason within two years after a change of control , the PSA’s will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance during the period prior to the date of termination, within thirty days after the termination.

Clawback Events and Rights

The Agreements strengthen and broaden the Company’s “clawback” rights under our 2018 Incentive Plan. The Agreements provide that, except following a Change of Control, we have “clawback” rights with respect to “Excess Incentive Awards” arising from “Clawback Events” as defined in the Agreements. Except in situations involving fraud (as to which the statute of limitations will apply), the Compensation Committee of the Board of Directors, may, within three years after the later to occur of a Clawback Event or harm to us, determine and recommend to the Board of Directors (acting in its sole discretion, but in good faith) that we recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term incentive awards or bonuses and long-term (equity) incentive awards) that was granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal year(s) that were negatively affected by such events or matters. For the avoidance of doubt, base salary, severance payments and equity awards that were not granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure, such as equity awards that vest based on the passage of time, are excluded from the operation of the clawback provisions.

Following and based upon the recommendation of the Compensation Committee, the independent members of the Board of Directors will review the recommendation and determine whether to direct the Company to assess a recovery from the executive and the amount of recovery to be assessed as an Excess Incentive Award (as defined below). In no event will the amount to be recovered from the executive by the Company in such situations be less than the amount required to be repaid or recovered as a matter of law.

The Board, acting through the independent directors, will determine whether we will recover from the executive such amounts by: (i) seeking repayment, (ii) forfeiting or reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program, or arrangement maintained by us, (iii) withholding payment of future increases in the executive’s compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with our otherwise applicable compensation practices, or (iv) any combination of the foregoing. If so determined by the Board, the executive is required to repay the Excess Incentive Award to us.

The Agreements define a “Clawback Event” to include:

●	the executive’s acts or omissions (whether or not constituting misconduct) that are a significant contributing factor to the Company having to restate our financial statements;

●

the fact that our financial results, as used to determine the executive’s incentive compensation, are found to reflect a material error or otherwise be materially inaccurate, whether or not the executive was responsible for, or the executive’s actions were a significant contributing factor with respect to, the inaccuracy; and/or

●	the executive engaged in conduct that is or could have been a basis for termination for Cause, and which causes a material and adverse reputational or other financial harm to us

EXECUTIVE COMPENSATION

An “Excess Incentive Award” is the amount of the clawback determined by the Board of Directors in accordance with the Agreements. For illustrative purposes:

in the case of a restatement, the Excess Incentive Award would generally be no more than the positive difference, if any, between the short-term incentive awards or bonuses paid to the executive and the amounts(s) of such payments that would have been payable to the executive had the amount(s) of the award(s) been calculated based on our financial statements, as restated, plus an amount reflecting the effect of the restatement on long-term (equity) incentive awards that were granted after the date of the Agreement.

The payments that would have been made to Mr. Morgan and Mr. Ostria described above, in the event of termination of employment without cause other than following a change of control had occurred as of December 31, 2019, and the Agreements had been in effect on such date, are presented in the following table:

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards
J. Morgan
With Cause	—	—	—	—	—
Without Cause for any Reason	$393,953	$562,790	$10,737	$3,000	$1,037,667
Death or Disability	—	—	—	—	$2,835,353

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards
S. Ostria
With Cause	—	—	—	—	—
Without Cause for any Reason	$217,450	$434,900	$7,346	$3,000	$393,383
Death or Disability	—	—	—	—	$1,162,736

The payments that would have been made to each of Mr. Morgan and Mr. Ostria, if termination of employment related to a change of control had occurred as of December 31, 2019 and the Agreements had been in effect on such date, are presented in the following table.

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards
J. Morgan
With Cause	—	—	—	—	—
Without Cause for any Reason	$787,906	$1,125,580	$28,631	$3,000	$2,835,353
Death or Disability	—	—	—	—	$2,835,353

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards
S. Ostria
With Cause	—	—	—	—	—
Without Cause for any Reason	$434,900	$869,800	$19,590	$3,000	$1,162,736
Death or Disability	—	—	—	—	$1,162,736

EXECUTIVE COMPENSATION

Payments in the Event of Death or Disability

If any NEO dies or becomes disabled while employed by us, any unvested options or RSUs held by that NEO will vest and become exercisable immediately. PSAs will vest according to the target EPS for the period and the actual performance of the rTSR, with the date of death or disability serving as the end of the performance period for such measurement.

Payments in the Event of Retirement

If Mr. Kesavan or Mr. Wasson retires while employed by us, the PSAs will vest upon the date of retirement and be paid out based on the actual EPS and rTSR performance at the end of the measurement period.

If Mr. Morgan, Ms. Welsh or Mr. Ostria retires while employed by us, PSAs will vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. The date of retirement shall serve as the end of the performance period for such measurement. All other equity awards will vest as if such NEO had voluntarily resigned.

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and those discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and was appropriate for incorporation by reference into the 2019 Form 10-K.

Compensation Committee

/s/ Cheryl W. Grisé
Cheryl W. Grisé Compensation Committee Chairperson

/s/ Eileen O’Shea Auen
Eileen O’Shea Auen

/s/ Randall Mehl
Randall Mehl

/s/ Peter M. Schulte
Peter M. Schulte

DELINQUENT 16(A) REPORTS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file such reports, we believe that each of our executive officers, directors and greater than 10% stockholders have complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2019, except for two Forms 4 detailing RSU grants to Mr. John Wasson and Ms. Theresa Golinvaux, which were filed late due to an administrative error.

STOCKHOLDERS’ PROPOSALS FOR THE 2021 ANNUAL MEETING

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2021 annual meeting of stockholders and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 18, 2020, or, if next year’s annual meeting of stockholders is held on a date more than 30 calendar days from May 28, 2021, a stockholder proposal must be received a reasonable time before we begin to post, print and mail our proxy materials for such annual meeting of stockholders. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting of stockholders, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders (for next year’s 2021 annual meeting of stockholders, these dates would be January 28, 2021 and February 27, 2021, respectively). However, if the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, the notice must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting of stockholders. Further, if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, and the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the annual meeting date, notice must be delivered no later than the close of business on the 10th day following the public announcement date. A copy of the Bylaws may be obtained from the Company by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. In addition to the timing requirements set forth above, any stockholder nominations for the election of directors or proposals for business must comply with all other requirements set forth in the Company’s Bylaws.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities. The Company has engaged The Proxy Advisory Group, LLC, a proxy soliciting firm, to asses in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in the aggregate. We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this Proxy Statement.

ICF INTERNATIONAL, INC.

James E. Daniel
Corporate Secretary

ANNEX A

2020 ANNUAL INCENTIVE COMPENSATION Adjusted EPS - GAAP Reconciliation

The Compensation Committee establishes performance factors as part of the Company’s Annual Incentive Program.  Included among the performance factors approved by the Committee is the performance factor for Adjusted EPS.  Since Adjusted EPS is a non-GAAP measure, the reconciliation of this non-GAAP measure used by the Company is as follows:

Annual Incentive Adjusted EPS

	2019
	$	Adjusted EPS	Diluted Shares

(all numbers in thousands, except Adjusted EPS)

Net Income	$68,938	$3.59	19,225

Office Closure Expense (1)	1,542	0.08	19,225
Receivables(2)	(782)	(0.04)	19,225
Impairment(3)	1,728	0.09	19,225
Severance Expense (4)	1,774	0.09	19,225
Mergers and Acquisitions (5)	1,771	0.09	19,225
Bonus Expense (6)	10,289	0.54	19,225
Tax Effect (7)	(3,844)	(0.20)	19,225

	$81,416	$4.24	19,225

(1)

Special charges related to office closures: These costs are exit costs associated with terminated leases or full office closures. These exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will continue to pay until the contractual obligation is satisfied but with no economic benefit to us.

(2)

Adjustments related to bad debt reserve: During 2018, we established a bad debt reserve for amounts due from a utility client that had filed for bankruptcy and included the reserve as an adjustment due to its relative size. The adjustment in 2019 reflects a favorable revision of our prior estimate of collectability based on a third party acquiring the receivables.

(3)

Adjustment related to impairment of intangible assets: We recognized impairment expense of $1.7 million in the second quarter of 2019 related to intangible assets associated with an historical business acquisition.

(4)

Special charges related to severance for staff realignment: These costs are either involuntary employee termination benefits for Company officers who have been terminated as part of a consolidation or reduction in operations, or collective termination benefits of an identifiable group of employees terminated as part of a discontinued service offering.

(5)	Acquisition-related expenses related to closed and anticipated-to-close acquisitions, consisting primarily of consultant and other outside third-party costs.

(6)	Elimination of Incentive Bonus accrued for 2019 to present net income prior to bonus for determination of Annual Incentive Bonus.

(7)	Income tax effects were calculated using an effective U.S. GAAP tax rate of 23.6% for the year ended December 31, 2019.

ANNEX B

2019 PSA ADJUSTED EPS - GAAP Reconciliation

In connection with PSAs, upon completion of an Initial Performance Period, the 2010 Incentive Plan and the 2018 Incentive Plan, as the case may be, and the Performance Program require that the Compensation Committee (i) reviews the performance of the Company and propose adjustments to the reported EPS; and (ii) determines the PSA Adjusted EPS in accordance with the PSA Agreement and our 2010 Incentive Plan and the 2018 Incentive Plan, as the case may be, which may exclude certain specified items. These exclusions are intended to ensure that the participants are compensated for the Company’s performance and are neither penalized nor rewarded for certain categories of specified adjustments.

For purposes of calculating the PSA Adjusted EPS for the PSAs granted in 2018 and 2019, the Compensation Committee began with the Company’s reported diluted EPS of $3.18 and $3.59 for fiscal year 2018 and 2019, respectively, and excluded categories of items and amounts to arrive at the PSA Adjusted EPS.  The 2018 EPS has been recast to reflect what the Company’s performance would have been under a comparable tax rate, 37.3% effective tax rate. Since PSA Adjusted EPS is a non-GAAP measure, see the reconciliation of this non-GAAP measure below:

PSA Adjusted EPS

PSA ADJUSTED EPS - GAAP RECONCILIATION
	2019			2019 - Tax Rate Adjusted			2018
		Adjusted	Diluted		Adjusted	Diluted		Adjusted	Diluted
	$	EPS	Shares	$	EPS	Shares	$	EPS	Shares

(all numbers in thousands, except Adjusted EPS)

Net Income	$68,938	$3.59	19,225	$68,938	$3.59	19,225	$61,400	$3.18	19,335

Recast 2018/2019 without impact of tax law	-	-	19,225	(10,305)	(0.54)	19,225	-	-	19,335
Special charges relating to facilities consolidations, office closures and our future corporate headquarters(1)	1,542	0.08	19,225	1,130	0.06	19,225	311	0.02	19,335
Special charges related to severance for staff realignment(2)	1,774	0.09	19,225	1,774	0.09	19,225	1,554	0.08	19,335
Special charges related to acquisitions(3)	1,771	0.09	19,225	1,771	0.09	19,225	1,422	0.07	19,335
Special charges related to infrastructure Expenses(4)	-	-	19,225	-	-	19,225	3,364	0.17	19,335
Special charges related to branding expense(5)	-	-	19,225	-	-	19,225	451	0.02	19,335
Special charges related to bonus expense(6)	-	-	19,225	-	-	19,225	-	-	19,335
Income tax effects on amortization, special charges,and adjustments (7)	(1,198)	(0.06)	19,225	(1,638)	(0.08)	19,225	(1,837)	(0.09)	19,335

	$72,827	$3.79	19,225	$61,670	$3.21	19,225	$66,665	3.45	19,335

(1)

Special charges related to facilities consolidations, office closures, and our future corporate headquarters: These costs are exit costs associated with terminated leases or full office closures. These exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will continue to pay until the contractual obligation is satisfied but with no economic benefit to us. Additionally, we incurred one-time charges with respect to the execution of a new lease agreement for our corporate headquarters.

(2)

Special charges related to severance for staff realignment: These costs are due to involuntary employee termination benefits for Company officers or groups of employees who have been terminated as part of a consolidation or reorganization.

(3)

Special charges related to acquisitions: These costs consist primarily of consultants and other outside party costs and an adjustment to the contingent consideration liability from a previous acquisition.

(4)	Special charges due to infrastructure expenses: These costs are related to costs incurred in developing and upgrading internal software and processes for future operations.

(5)	Special charges due to branding expenses: These charges are incurred for branding operations for the future.

(6)

Special charges due to additional cash bonus expense: In response to the TCJA that was passed in December 2017 and will take effect in 2018, we increased the portion of bonuses that will be paid in cash, which will increase the amount that can be deducted for income tax purposes for 2017.

(7)

Income tax effects were calculated using an effective U.S. GAAP tax rate of 23.6% and 25.9%, prior to the adjustments for changes in the tax rate under new tax regulations, for the year ended December 31, 2019 and 2018, respectively. For purposes of calculating the financial performance of the 2018 performance share awards, the 2019 and 2018 financial performance was recast using an effective tax rate of 35.1% and 37.4%, respectively.

EXHIBIT A

ICF International, Inc.

2018 Omnibus Incentive Plan

Amended ______, 2020

(Date to be included after shareholder vote on May 28, 2020)

ICF International, Inc.

2018 Omnibus Incentive Plan

Amended _____, 2020

ICF International, Inc.

2018 Omnibus Incentive Plan

Amended ______. 2020’1

ARTICLE 1
Establishment, Purpose, and Duration

1.1 Establishment. ICF International, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the ICF International, Inc. 2018 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan became was approved by the Company’s Board of Directors on April 4, 2018, and will become effective upon approval by the Company’s stockholders on May 31, 2018 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of This Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration of This Plan. This Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to ARTICLE 18, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after ten (10) years from the Effective Date.

ARTICLE 2
Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any entity (a) which, directly or indirectly, is controlled by, controls or is under common control with, the Company, or (b) in which the Company has a significant equity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.

1 The 2020 amendments to the Plan will be effective upon the date approved by the Company’s stockholders (the “2020 Effective Date”) and are identified herein by such description.

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2.2  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in ARTICLE 10.

2.7 “Cause” means any of the following, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(a) any act that would constitute a material violation of the Company’s material written policies;

(b)     willfully engaging in conduct materially and demonstrably injurious to the Company; provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c) being indicted for, or if charged with but not indicted for, being tried for (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d)     abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace;

(e) failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the U.K. Anti-Bribery Act, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the U.S. Truthful Cost or Pricing Data Statute (formerly known as the Truth in Negotiations Act), or any rules and regulations issued thereunder; and

(f) failure to follow the lawful directives of the Company’s Chief Executive Officer, the Chief Operating Officer or the Board of Directors

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2.8 “Change of Control” means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A and the regulations thereunder.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations and notices thereunder and any successor or similar provision.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and shall be composed of not less than two Directors, each of whom is a nonemployee director (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11 “Company” means ICF International, Inc., a Delaware corporation, and any successor thereto as provided in ARTICLE 20 herein.

2.12  “Director” means any individual who is a member of the Company’s Board of Directors.

2.13 “Effective Date” has the meaning set forth in Section 1.1.

2.14 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute "employment" by the Company. For purposes of Awards other than Incentive Stock Options, a leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Extraordinary Items” means (a) gains or losses which are unusual or infrequent in nature, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K, or the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement, or successor provisions of comparable documents.

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2.17 “Fair Market Value” or “FMV” means, as of any date, the fair market value of a Share determined as follows:

(a) If the Shares are listed on a national securities exchange, the closing sales price of the Shares reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; or

(b) If the Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Shares on such date that complies with Section 409A and, in the case of Incentive Stock Options, Section 422, of the Code.

2.18 “Full-Value Award” means an Award which is in a form other than an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is granted under ARTICLE 6 to an Employee, that is designated as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422 or any successor provision thereto.

2.22 “Insider” means a Director or any officer or other person whose transactions in the Shares are subject to Section 16 of the Exchange Act.

2.23 “Nonemployee Director” means a Director who is not an Employee.

2.24 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or the Committee may establish in accordance with this Plan.

2.25 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in ARTICLE 6.

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to ARTICLE 10.

2.29 “Participant” means any eligible individual as set forth in ARTICLE 5 to whom an Award is granted.

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2.30 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy performance goals for a Performance Period, including performance-based compensation for purposes of Code Section 409A.

2.31 “Performance Measures” mean measures as described in ARTICLE 12 on which the performance goals are based.

2.32 “Performance Period” means the period of time, as determined by the Compensation Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that in no event (other than in connection with a Change of Control if so provided in an Award or Award Agreement) shall such a period be less than twelve (12) consecutive months.

2.33 “Performance Share” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.34 “Performance Unit” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.35 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in ARTICLE 8.

2.36 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37 “Plan” means ICF International, Inc. 2018 Omnibus Incentive Plan.

2.38 “Plan Year” means the Company’s fiscal year (which currently begins January 1 and ends December 31, and is subject to change by the Company).

2.39 “Prior Plan” means ICF International, Inc. 2010 Omnibus Incentive Plan, as amended.

2.40 “Restricted Stock” means an Award granted to a Participant pursuant to ARTICLE 8.

2.41 “Restricted Stock Unit” means an Award granted to a Participant pursuant to ARTICLE 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.42 “Retirement” shall mean the Termination of Employment, other than for Cause, of a Participant who is at least 62 years old, provided that (a) such Participant has a minimum of ten (10) years of service with the Company or any Affiliate, and (b) the Committee does not determine, at the time of such Participant’s Termination of Employment, that the Participant has accepted (or is reasonably likely to accept in the immediate future) full-time employment with another business in a similar professional capacity.

2.43 “Share” means a share of common stock of the Company, par value $0.001 per share.

2.44  “Specified Employee” means a “specified employee” within the meaning of Code Section 409A and any specified employee identification policy or procedure of the Company.

5

2.45 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of ARTICLE 7 herein.

2.46 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.47 “Tax Laws” has the meaning set forth in Section 21.19.

2.48 “Termination of Employment” or “terminates employment” means a separation from service of a Participant within the meaning of Code Section 409A.

2.49 “U.S.” means United States.

ARTICLE 3
Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this ARTICLE 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan and the Committee’s Charter, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.17 of the Plan;

(e) To amend the Plan or any Award Agreement as provided in the Plan;

(f) To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, which may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, shall be governed by the provisions of the Plan;

6

(g)     To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(h)     To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(i) To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy, as adopted by the Company from time to time, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Notwithstanding the powers and authorities of the Committee set forth in this ARTICLE 3:

(aa) The Committee shall not, without the prior approval of the stockholders of the Company except as otherwise provided in ARTICLE 17, permit the repricing of Options or SARs by any method, including by exchanges for other Awards involving Shares or by cancellation and re-issuance or cash buyout.

(bb) The Committee may, subject to the minimum one (1) year vesting, Period of Restriction, and Performance Period provisions of the Plan applicable to Awards to Employees, only accelerate the vesting or exercisability of an Award upon death or disability of a Participant or a Change of Control.

(cc) The Committee shall not provide a tax gross-up to any Participant in connection with any Award.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and/or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4
Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment under Section 4.3, Awards (including ISOs) may be made under the Plan for up to the number of Shares that is equal to the sum of 1,600,000.(2020 Effective Date) Any Shares related to Awards under this plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged, with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for grant in respect of Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) Shares delivered to or withheld by the Company to pay the Option or Grant Price of or the withholding taxes with respect to an Award, and (iii) Shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. In compliance with Code Section 422(b)(1), Awards of ISOs may be made under the Plan for up to 750,000 Shares. On or after the Effective Date, no further awards will be made under the Prior Plan.

7

4.2 Limit on Annual Awards to Nonemployee Directors. Notwithstanding any provision in the Plan to the contrary, the average of the aggregate amount of all compensation granted or paid to Nonemployee Directors during any fiscal year of the Company, including (a) Awards granted to such Nonemployee Directors under the Plan pursuant to ARTICLE 13 (with the calculation of the value of such Awards based on the Grant Date fair value for financial accounting reporting purposes) taken together with (b) any cash fees paid by the Company, shall not exceed $400,000.

4.3 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(d)     Subject to the provisions of ARTICLE 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424, and 409A as and where applicable.

4.4 Exception to Minimum One (1) Year Vesting, Period of Restriction, and Performance Period. Notwithstanding anything contained in the Plan to the contrary, Awards up to a maximum of five percent (5%) of the Shares available for Awards pursuant to Section 4.1 may be granted without regard to the minimum one (1) year vesting, Period of Restriction, and Performance Period requirements of Sections 6.5, 7.5, 8.2, 9.1 and 10.2.

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ARTICLE 5
Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include (a) all officers and key Employees of the Company, as determined by the Committee, including Employees who are members of the Board, and (b) all Nonemployee Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

ARTICLE 6
Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In addition, except to the extent permitted by Code Section 409A, no extension of the exercise period fixed on the Grant Date of an Option shall be permitted. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.

6.5 Minimum Vesting Period and Exercise of Options. Options granted under this ARTICLE 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that Options granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date.

6.6 Payment. Options granted under this ARTICLE 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent;

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(b)     By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such Shares are not the subject of any pledge or other security interest);

(c) By a cashless (broker-assisted) exercise;

(d)     By any combination of (a), (b), and (c); or

(e) Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this ARTICLE 6, and may reflect distinctions based on the reasons for termination.

6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a) Special ISO Definitions.

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)

A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary, as determined under Section 424(d) of the Code.

(b)     Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c) Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

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(d)     Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than one hundred ten percent (110%) of such Fair Market Value).

(e) Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the Grant Date.

(g)     Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his or her beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his or her death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; and provided further, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)     Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000) (determined as of the Grant Date), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

(i) Duration of Plan. No Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

(j) Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k) Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a U.S. grantor trust under which a U.S. Participant making the transfer is the sole beneficiary.

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6.9 No Deferral Feature. Except to the extent permitted under Code Section 409A, no NQSO or ISO shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of a NQSO).

ARTICLE 7
Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.3 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.

7.4 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a participant’s death to achieve favorable tax results or comply with local law.

7.5 Minimum Vesting Period and Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes; provided, however, that SARs granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date.

7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)     The number of Shares with respect to which the SAR is exercised.

7.7 Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

7.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

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7.9 No Deferral Feature. Except to the extent permitted under Code Section 409A, no SAR shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the SAR).

7.10 Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

ARTICLE 8
Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2 Restricted Stock or Restricted Stock Unit Agreement; Minimum Vesting and Period of Restriction. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine; provided, however, that Awards of Restricted Stock and Restricted Stock Units to Participants shall have a vesting period and Period of Restriction of at least one (1) year.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this ARTICLE 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in ICF International, Inc. 2018 Omnibus Incentive Plan and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from ICF International, Inc.

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8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9
Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares; Minimum Vesting and Performance Period. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine; provided, however, that, other than in connection with a Change of Control if so provided in an Award or Award Agreement, Awards of Performance Units and Performance Shares to Participants shall have a vesting period and Performance Period of at least one (1) year.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares within seventy-five (75) days after the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. In absence of other payment arrangements in the Award Agreement in accordance with Code Section 409A, payments related to Performance Units/Performance Shares shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided, however, that if such ninety (90) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Notwithstanding any other provision to the contrary in this ARTICLE 9, Performance Units/Shares payable upon a termination of employment of a Specified Employee during the six (6) month period following such termination of employment, to the extent that they constitute nonqualified deferred compensation subject to Code Section 409A, shall not be paid or issued until within the thirty (30) day period commencing with the first day of the seventh month following the month of the Specified Employee’s termination of employment (provided that if such thirty (30) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

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9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6 Satisfaction of Performance Goals. Other than in connection with a Change of Control if so provided in an Award or Award Agreement, a Participant shall be eligible to receive payment with respect to a Performance-Based Compensation Award only to the extent that the performance goals for such Performance Period are achieved and the terms of the Award applied against such performance goals determines that all or a portion of such Participant’s Performance-Based Compensation Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall review and determine whether, and to what extent, the Performance-Based Compensation Award for the Performance Period was achieved and then the amount thereof.

ARTICLE 10
Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards; Minimum Vesting and Performance Period. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine; provided, however, that such Awards to Participants containing a vesting period or Performance Period shall have a vesting period or Performance Period of at least one (1) year. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

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10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in accordance with Code Section 409A to the extent applicable.

10.5 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11
Transferability of Awards and Shares

11.1 Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

11.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

ARTICLE 12
Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award that is intended to qualify as Performance-Based Compensation shall, among others designated by the Committee, include the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b)     Earnings per share;

(c) Gross or net sales or revenue growth;

(d)    Product invoice;

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(e) Net operating profit;

(f) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)    Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)    Earnings before or after taxes, interest, depreciation, and/or amortization;

(i) Gross or operating margins;

(j) Productivity ratios;

(k) Share price (including, but not limited to, growth measures and total stockholder return);

(l) Expense targets;

(m)    Cost reduction or savings;

(n)    Performance against operating budget goals;

(o)    Margins;

(p)    Operating efficiency;

(q)    Funds from operations;

(r) Market share;

(s) Customer satisfaction;

(t) Working capital targets;

(u)    Gross Revenue;

(v) Revenue after subcontractor costs;

(w)    Service Sales;

(x) Contract Backlog;

(y) Business Pipeline;

(z) Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);

(aa)    Debt levels;

(bb)    Days Sales Outstanding; and

(cc)    Contract Awards/Book-to-Bill.

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Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any one or more business units of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this ARTICLE 12; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in Tax Laws, regulations or accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

12.3 Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust Awards that qualify as Performance-Based Compensation upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

ARTICLE 13
Nonemployee Director Awards

13.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors, which shall be subject to the limitation set forth in Section 4.2. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

13.2 Awards in Lieu of Fees; Deferral of Award Payment. In accordance with Code Section 409A, the Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement, or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

ARTICLE 14

Dividend Equivalents

14.1 Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and manner and subject to such limitations (including the limitations set forth in Section 4.2) as determined by the Committee.  Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared or paid out on Shares that are subject to a Nonqualified Option, ISO, SAR Award, or cash settled Restricted Stock Unit, and, further, no dividends or dividend equivalents shall be paid out with respect to any unvested Awards.

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ARTICLE 15
Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

ARTICLE 16
Rights of Participants

16.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to ARTICLES 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17
Change of Control and Retirement

17.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this ARTICLE 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a) Outstanding Options and SARs Exchanged for Replacement Awards. Upon a Change of Control, if an Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to a Participant to replace the Participant's then-outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

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(b)     Outstanding Options and SARs Not Exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant's then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in Section 17.1(a), then such Options and Stock Appreciation Rights shall, subject to Section 17.3, continue to vest and become exercisable as set forth in the applicable Award Agreement.

(c) Service-Based Outstanding Awards Other Than Options and SARs. Unless otherwise provided in an Award Agreement, upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall, subject to Section 17.3, continue to vest and be subject to the restrictions related to the vesting or transferability of such Awards.

(d)     Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b), or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e) Committee Discretion Regarding Treatment of Awards Not Exchanged for Replacement Awards. Unless otherwise provided in an Award Agreement, except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of Shares, other securities or a combination of cash, Shares and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

17.2 Replacement Awards. An Award shall qualify as a Replacement Award if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3 Termination of Service.

(a) Nonemployee Directors. Upon a termination of directorship of a Nonemployee Director Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, all Awards described in Section 17.1(a), (b) and (c) above held by the Nonemployee Director Participant shall become fully vested and (if applicable) exercisable and free of restrictions.

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(b) Employees. Upon a Termination of Employment of an Employee Participant in connection with or during the period of two (2) years after such Change of Control, either by the Company without Cause, or by the Employee Participant who terminates employment as a result of:

(i)	a material reduction in the Employee’s authority duties or responsibilities;

(ii)	the Employee’s relocation by the Company of more than fifty (50) miles from the Employee’s then current work location;

(iii)	a reduction in the rate of Employee’s then annual base salary or target incentive compensation; or

(iv)	failure of the surviving company to assume the Employee’s employment agreement or other applicable agreement relating to Employee’s employment,

then the Employee Participant’s Awards described in Section 17.1(a), (b) and (c) above shall become fully vested, exercisable, and free of restrictions.

17.4 Retirement. The Committee may provide special vesting and/or payment provisions in the case of a Participant's Retirement (including retirement not as otherwise defined herein), which provisions will be set forth in the Participant's Award Agreement. Such provisions may be set forth in the original Award Agreement or may be added by amendment, with the Participant's consent, at any time.

ARTICLE 18
Amendment and Termination

18.1 Amendment and Termination of the Plan and Award Agreements.

(a) Subject to subparagraphs (b) and (c) of this Section 18.1 and Section 18.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b)     Except in connection with a Change of Control or a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), without stockholder approval (i) the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs, or (ii) no outstanding Options or SARs may be cancelled in exchange for cash, other Awards, or Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

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18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.2 without further consideration or action.

18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.2, 18.4, or 21.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

ARTICLE 19
Reporting and Withholding

19.1 Reporting and Tax Withholding. The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect tax withholding above the minimum statutory amount up to forty percent (40%).

19.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the tax withholding is to be determined equal to either (i) the minimum statutory withholding requirement, or (ii) an amount of withholding not in excess of forty percent (40%). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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ARTICLE 20
Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21
General Provisions

21.1 Forfeiture Events; Recoupment and Clawbacks.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b)     If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

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21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)     Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)     Determine which Employees and Directors outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees and Directors outside the United States to comply with applicable foreign laws;

(d)     Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

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Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Deferred Compensation.

(a) The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)    Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 21.14(b) without further consideration or action.

21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant. Notwithstanding anything contained to the contrary in this Plan or Awards made hereunder, such other compensation arrangements (including, but not limited to, letter agreements, employment agreements, and severance or similar agreements) may contain different or additional vesting provisions (or other provisions) with respect to Awards made under this Plan and, in such case, the terms of such other compensation arrangements shall apply.

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21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.20 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with ARTICLE 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

* * *

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2020

ICF INTERNATIONAL, INC.

ICF INTERNATIONAL, INC.
ATTN: CORPORATE SECRETARY
9300 LEE HIGHWAY
FAIRFAX, VA 22031-1207

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 31, 2020
Date: May 28, 2020 **Time:** 8:00 AM EDT
Location: Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/ICFI2020 and be sure to have the information that is printed in the box marked by the arrow -> [xxxx xxxx] (located on the following page)

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000458783_1 R1.0.1.18

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K   2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 14, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000458783_2 R1.0.1.18

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees

01 Mr. Sudhakar Kesavan   02 Mr. Michael Van Handel

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified.

0000458783_3 R1.0.1.18

ICF INTERNATIONAL, INC.
ATTN: CORPORATE SECRETARY
9300 LEE HIGHWAY
FAIRFAX, VA 22031-1207

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ICFI2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Mr. Sudhakar Kesavan 02 Mr. Michael Van Handel

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

	For	Against	Abstain
2. APPROVAL OF AMENDMENT TO 2018 INCENTIVE PLAN: Approve the amendment to the Company's 2018 Omnibus Incentive Plan to increase the number of shares available for issuance by 415,000.	☐	☐	☐
3. ADVISORY VOTE REGARDING ICF INTERNATIONAL'S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM - Approve, by non-binding vote, the Company's overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.	☐	☐	☐
4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - Ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000458784_1 R1.0.1.18

Important Notice Regarding Internet Availability of Proxy Materials:
The proxy materials for the ICF International Annual Meeting of Stockholders, including the 2019 Annual Report and the proxy statement, are available over the Internet. To view the proxy materials, please have the reverse side of this notice available and visit www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

ANNUAL MEETING OF STOCKHOLDERS OF ICF INTERNATIONAL, INC.

May 28, 2020

This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 17, 2020, and revoking all prior proxies, hereby appoints Eileen O'Shea Auen, Cheryl W. Grisé, Srikant M. Datar, Peter M. Schulte and Randall Mehl (with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ICF International, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ICF International, Inc. to be held at 08:00 a.m., Eastern Time, on Thursday, May 28, 2020, via a live webcast at www.virtualshareholdermeeting.com/ICFI2020, and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof, including on whether to adjourn or postpone the meeting.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side

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